UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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LA-Z-BOY INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LA-Z-BOY INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Day:	Tuesday, August 10, 2004

Time:	11:00 a.m., Eastern Daylight Time

Place:	La-Z-Boy Incorporated Auditorium 1284 North Telegraph Road Monroe, Michigan

Monroe, Michigan
July 2, 2004

To our shareholders:

We invite you to attend our 2004 annual meeting of shareholders at the time and place shown above. The purposes of the meeting are:

•	to elect four directors for three-year terms expiring in 2007;

•	to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2005; and

•	to approve the La-Z-Boy Incorporated 2004 Long-Term Equity Award Plan.

We are mailing this notice and the accompanying proxy statement and proxy card to our shareholders on or about July 2, 2004. We also are enclosing a copy of our 2004 Annual Report, which contains financial statements for the fiscal year ended April 24, 2004. Only shareholders of record at the close of business on June 23, 2004 will be entitled to vote at the meeting.

Whether you plan to attend the meeting in person or not, please date, sign, and return the enclosed proxy card in the accompanying envelope. You may also vote by telephone or on the Internet (see the instructions attached to the proxy card). Even though you vote by one of these methods prior to the meeting, you may still vote your shares in person at the meeting, which will revoke your previous vote.

BY ORDER OF THE
BOARD OF DIRECTORS

James P. Klarr, Secretary

July 2, 2004

2004 PROXY STATEMENT OF LA-Z-BOY INCORPORATED

Questions and Answers

Q:	What is a proxy?

A:

A proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you at the upcoming annual meeting in the way that you want to vote. You also may choose to abstain from voting. La-Z-Boy’s board of directors is soliciting the proxy card enclosed.

Q:	What are the purposes of this annual meeting?

A:

At the annual meeting, shareholders will elect four directors for three-year terms expiring in 2007. The board’s nominees are David K. Hehl, Rocque E. Lipford, Melquiades (Mel) R. Martinez, and Jack L. Thompson (See page 3). Shareholders will also vote on ratifying our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2005 and on a proposal to approve the La-Z-Boy Incorporated 2004 Long-Term Equity Award Plan. Other than routine or procedural matters, we do not expect any other business will be brought up at the meeting, but if any other business is properly brought up, the persons named in the enclosed proxy will have authority to vote on it as they see fit.

Q:	Who is entitled to vote?

A:	Only record holders of our common shares at the close of business on the record date for the meeting, June 23, 2004, are entitled to vote at the annual meeting. Each common share has one vote.

Q:	How do I vote?

A:

Sign and date each proxy card that you receive and return it in the enclosed envelope. Proxies will be voted as you specify on each card. If you sign and return a proxy card without specifying how to vote, your shares will be voted FOR the election of the director nominees identified in this proxy statement, FOR ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2005, and FOR approval of the La-Z-Boy Incorporated 2004 Long-Term Equity Award Plan. Your shares also will be voted on any other business that comes before the meeting.

Q:	Can I vote by telephone or on the Internet?

A:

Yes. If you hold your shares in your own name, you may vote by telephone or on the Internet by following the instructions attached to your proxy card. If your shares are held through a broker, bank, or other nominee, they will contact you to request your voting instructions and should provide you with information on voting those shares by telephone or on the Internet.

Q:	Can I change my vote after I have voted?

A:

A later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Secretary to request a new proxy card. The last vote we receive before the meeting will be the one counted. You also may change your vote by voting in person at the meeting.

Q:	What does it mean if I get more than one proxy card?

A:	It means that your shares are registered in more than one way. Sign and return all proxy cards or vote each group of shares by telephone or on the Internet, to ensure that all your shares are voted.

Q:	What makes up a quorum?

A:

There were 51,959,910 common shares outstanding on the record date for the meeting. A majority of those shares present or represented by proxy at the meeting makes a quorum. A quorum is necessary to conduct the meeting.

Q:	How does the voting work?

A:

Directors will be elected by plurality vote. The nominees receiving the highest through fourth highest numbers of votes will be elected, regardless of the total number of votes cast or withheld. You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card. If you vote by telephone or on the Internet, follow the instructions attached to the proxy card.

We are asking you to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm as a matter of good corporate practice. If the Audit Committee’s selection does not receive a majority of the shares actually voted in favor of the proposal, it will reconsider the selection. You may vote or abstain from voting on the proposal on your proxy card. If you vote by telephone or on the Internet, follow the instructions on the proxy card.

Approval of the La-Z-Boy Incorporated 2004 Long-Term Equity Award Plan requires that a majority of the shares entitled to vote at the meeting are actually voted “FOR” or “AGAINST” the proposal and that the majority of the shares actually voted are in favor of the proposal. You may vote or abstain from voting on the proposal on your proxy card. If you vote by telephone or on the Internet, follow the instructions on the proxy card.

Q:	Where is La-Z-Boy’s principal executive office?

A:	1284 North Telegraph Road, Monroe, Michigan 48162.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes, two consisting of four directors each and one consisting of three directors. Directors in each class serve for three-year, staggered terms. The terms of the four directors in one of the classes expire at this year’s annual meeting, so four directors will be elected at the meeting. The four directors elected will serve until our annual meeting of shareholders in 2007.

Under the applicable Michigan corporate law, directors will be elected at the meeting by a plurality of votes cast from among those persons duly nominated. Thus, the nominees who receive the highest through fourth highest numbers of votes will be elected, regardless of the number of votes that for any reason, including abstention or withholding of authority, are not cast for the election of those nominees.

The board’s director nominees are the four current directors whose terms are scheduled to expire at the meeting. In the absence of other instruction, the persons named in the accompanying form of proxy will vote in favor of these nominees. If any nominee becomes unable or unwilling to serve, which we do not expect, the proxy holders will vote for a substitute nominee designated by the board.

Information about each nominee for election at the meeting and each director continuing in office is given below. Unless otherwise indicated, the principal occupation of each director or director nominee has been the same for at least five years. All of the nominees have consented to serve if elected. Mr. Martinez is currently a candidate for the Republican nomination for one of Florida’s seats in the United States Senate. Mr. Martinez has advised us that, if he wins the nomination, and if he wins the election in November, he would expect to resign from our board of directors before taking office in the Senate.

Director Nominees for Terms to Expire in 2007

David K. Hehl, age 57		Director since 1977
•	Member of the public accounting firm of Cooley Hehl Wohlgamuth & Carlton P.L.L.C.

Rocque E. Lipford, age 65		Director since 1979
•	Senior Principal in the law firm of Miller, Canfield, Paddock and Stone, P.L.C.
•	Director of MBT Financial Corp. and of its subsidiary Monroe Bank & Trust

Mel R. Martinez, age 57		Director since 2004
•	Candidate for Republican nomination for the United States Senate from Florida since January 2004
•	Of counsel to the law firm of Akerman & Senterfitt since January 2004
•	United States Secretary of Housing and Urban Development (January 2001– December 2003)
•	Orange County (Florida) Chairman (1998–2001)
•	Director of United Heritage Bank, Orlando, Florida

Jack L. Thompson, age 65		Director since 2001
•	CEO of Penda Corporation since March 2004 (manufacturer and marketer of truck bedliners and accessories)
•	Formerly CEO and President of Penda Corporation

Directors with Terms Expiring In 2005

James W. Johnston, age 65		Director since 1991
•	Private investor

Kurt L. Darrow, age 49		Director since 2003
•	Our President and Chief Executive Officer since September 2003
•	Formerly, President of our La-Z-Boy Residential division (August 2001–September 2003), Senior Vice President of Sales & Marketing (August 1999–August 2001), and Vice President of Sales (1987–1999)

H. George Levy, M.D., age 54		Director since 1997
•	Otorhinolaryngologist.
•	CEO and founder of EndueNet, Inc. (Electronic medical records for physicians and hospitals)
•	Director of Michigan Trust Bank

Donald L. Mitchell, age 60		Director since 2002
•	Our Senior Vice President and President of the Casegoods Group from July 2001 until retirement in April 2002
•	Executive Vice President of LADD Furniture, Inc. (our wholly owned subsidiary since January 2000) until retirement in April 2002
•	President of LADD’s casegoods group until July 2001

Directors with Terms Expiring in 2006

John H. Foss, age 61		Director since 2001
•	Vice President, Treasurer and Chief Financial Officer of Tecumseh Products Company until retirement in October 2001
•	Director of United Bancorp, Inc.

Patrick H. Norton, age 82		Director since 1981
•	Our Chairman of the Board
•	Director of Culp, Inc. (manufacturer and marketer of upholstery fabrics and mattress tickings)

Helen O. Petrauskas, age 60		Director since 2000
•	Vice President Environmental and Safety Engineering of Ford Motor Company from 1983 until retirement in June 2001

CORPORATE GOVERNANCE

We believe it is important to disclose a summary of our major corporate governance practices. Some of these practices have been in place for many years. Others have been adopted in response to recent regulatory and legislative changes. We will continue to assess and refine our corporate governance practices and share them with shareholders.

Director Independence

A majority of our directors must be independent directors under the NYSE Listed Company rules. The NYSE rules provide that no director can qualify as independent unless the board affirmatively determines that the director has no material relationship with the listed company. The board has adopted the following standards for determining whether or not a director has a material relationship with the Company:

•	No director who is an employee or a former employee of La-Z-Boy can be independent until three years after termination of employment.

•	No director who is, or in the past three years has been, affiliated with or employed by our present or former independent registered public accounting firm can be independent until three years after the end of the affiliation, employment, or auditing relationship.

•	No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which any of our executive officers serves on the compensation committee of another company that employs the director.

•	No director can be independent if he or she is receiving, or in the last three years has received, more than $100,000 during any 12-month period in direct compensation from La-Z-Boy, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided the compensation is not contingent in any way on continued service).

•	Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

•	The following categorical standards identify relationships that a director may have with us that will not be considered material:

•	If a director is an executive officer, director, or shareholder of another company that does business with us and the annual revenues derived from that business are less than 1% of either company’s total revenues.

•	If a director is an executive officer, director, or shareholder of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of each company; or if the director is an executive officer, director, or shareholder of a bank or other financial institution (or its holding company) that extends credit to us on normal commercial terms and the total amount of our indebtedness to the bank or other financial institution is less than 1% of our total consolidated assets.

•	If a director is an executive officer or director of another company in which we own common stock, and the amount of our common stock interest is less than 5% of the total shareholders’ equity of the other company.

•	If any family member of a director is or was employed by us in a non-executive capacity and the family member’s compensation has not exceeded $100,000 in any one fiscal year.

•	If a director is a director, officer, or trustee of a charitable organization, our annual charitable contributions to the organization (exclusive of gift-match payments) are less than 1% of the organization’s total annual charitable receipts, all of our contributions to the organization were approved through our normal approval process, and no contribution was made “on behalf of” any of our officers or directors; or if a director is a director of the La-Z-Boy Foundation.

•	If a director is a member of, employed by, or of counsel to a law firm or investment banking firm that performs services for us, payments made by us to the firm during a fiscal year do not exceed 1% of the firm’s gross revenues for the fiscal year, and the director’s relationship with the firm is such that his or her compensation is not linked directly or indirectly to the amount of payments the firm receives from us.

Applying these standards, the board of directors has determined that each of the following directors, comprising eight of the non-management directors, meets the criteria for “independent” directors set forth in the listing standards of the NYSE and is an “independent” director under those standards: Messrs. Foss, Hehl, Johnston, Lipford, Martinez, and Thompson, Ms. Petrauskas, and Dr. Levy. As noted below under “Executive Compensation — Related Party Transactions,” Rocque E. Lipford is a principal in the law firm of Miller, Canfield, Paddock and Stone, P.L.C., which provides us with legal services, a relationship that is not material under the categorical standards adopted by the board. In addition, the board has determined that this relationship has never interfered with Mr. Lipford’s demonstrated independence from our management and has therefore concluded that Mr. Lipford is in fact an independent director within the meaning of the NYSE standards.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, which are published on our website (www.la-z-boy.com). These guidelines include: a limitation on the number of boards on which a director may serve, qualifications for directors, director orientation, continuing education, and a requirement that the board and each of its committees perform an annual self-evaluation.

Committee Charters and Codes of Business Conduct

We have published on our website (www.la-z-boy.com) the charter of each of the Audit, Compensation, and Nominating and Governance Committees of the board, as well as our Code of Business Conduct, which apply to all directors, officers, and employees. Any waiver of the Code of Business Conduct for directors or executive officers may be made only by the Audit Committee, and any such waivers or amendments will be disclosed promptly by posting on our website. Copies of each of the committee charters and the Code Business Conduct are also available by writing to our Office of the Secretary, La-Z-Boy Incorporated, 1284 North Telegraph Road, Monroe, Michigan 48162.

Executive Sessions of Non-Employee Directors

Non-employee directors ordinarily meet in executive session without management present at regularly scheduled board meetings and no less than four times annually. The sessions are chaired by the Chairman of the Nominating and Corporate Governance Committee. Any non-employee director can request that an executive session be scheduled or place an item on the agenda.

Independent Audit

The lead partner of our independent registered public accounting firm is rotated at least every five years.

Board Committees

Only independent directors serve on the Audit, Compensation, and Nominating and Governance Committees, in accordance with the independence standards of the NYSE rules and our corporate governance guidelines. The board, and each committee of the board, has the authority to engage independent consultants and advisors at our expense.

Communications with the Board; Annual Meeting Attendance

We have established a process by which you may send communications to the board. For a description of the manner in which you can send communications to the board, please visit our website (www.la-z-boy.com). All members of the board are expected to attend the annual meeting unless prevented by doing so by unusual circumstances. All of the ten directors who held office at that time attended last year’s meeting.

DIRECTORS’ MEETINGS AND STANDING COMMITTEES

During fiscal 2004, our board of directors held eleven meetings of the full board. The non-employee directors, in addition to the executive sessions held following board meetings, also called and held three meetings without the employee directors. Each director attended at least 75% of the total number of all fiscal 2004 board meetings and 75% of the total number of all fiscal 2004 meetings of board committees on which the director served that were held during his or her period of service.

The standing committees of the board include the Audit Committee, the Compensation Committee, a subcommittee of the Compensation Committee informally referred to as the Compensation Subcommittee, the Nominating and Corporate Governance Committee, and the Investment Performance Review Committee. We provide more information about each of them below.

Audit Committee — Members: David K. Hehl (Chairman), John H. Foss, and James W. Johnston

The Audit Committee met ten times during the fiscal year 2004. As provided in its charter (attached as Exhibit A), the Audit Committee assists the Board in its oversight of the quality and integrity of the Company’s financial reporting. The Audit Committee oversees management (which is responsible for preparing financial statements) and the outside auditor, an independent registered public accounting firm, (which is responsible for auditing them), but does not provide any expert or special assurance about the financial statements or any professional certification of the outside auditor’s work. In performing its duties the Audit Committee regularly reviews the audited financial statements and the interim non-audited financial statements with management and the outside auditor. In addition, the Audit Committee discusses the quality and adequacy of internal controls with management and the outside auditor. To assure itself of the auditor’s independence, the Audit Committee annually requests from the outside auditor a written statement of relationships between the auditor and La-Z-Boy as provided in Independence Standards Board Standard No. 1. The Audit Committee discusses with the outside auditor any relationships disclosed and their impact on the auditor’s independence, and recommends that the board take appropriate action in response to the report.

Compensation Committee — Members: Jack L. Thompson (Chairman), David K. Hehl, Dr. H. George Levy, Rocque E. Lipford, and Helen O. Petrauskas

The Compensation Committee met nine times during fiscal 2004 to review and determine the cash and other remuneration of the directors and executive officers (except for plans administered by the Compensation Subcommittee). The Compensation Committee also administers our cash incentive compensation plan for employees.

Compensation Subcommittee — Members: Helen O. Petrauskas (Chairman), David K. Hehl, Dr. H. George Levy, Jack L. Thompson

The Compensation Subcommittee was established to administer the stock-based employee incentive plans. The Compensation Subcommittee is composed entirely of directors who are both “non-employee directors” under SEC Rule 16b-3 and “outside directors” under Internal Revenue Code Section 162(m) regulations. The Compensation Subcommittee met jointly with the Compensation Committee nine times during fiscal 2004.

Nominating and Corporate Governance Committee — Members: James W. Johnston (Chairman), Dr. H. George Levy, Rocque E. Lipford, Mel R. Martinez

The Nominating and Corporate Governance Committee met seven times during fiscal 2004. The board has adopted a written charter for the committee, a current copy of which is available to security holders at our website at www.la-z-boy.com under “about La-Z-Boy — investor relations.” Under its charter, the Nominating and Corporate Governance Committee identifies, evaluates, and recommends to the board candidates for its slate of director nominees for election by shareholders or appointment to fill vacancies on the board. In addition to considering prospective candidates identified by the committee’s own members or referred to it by other board members, management, or outside sources, the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. (For information on how to propose a candidate to the Nominating and Corporate Governance Committee and on the requirements for a shareholder’s own nomination of a director, see “Director Nominations and Shareholder Proposals for Next Annual Meeting” on page 39.) The committee identifies potential nominees through recommendations made by executive officers and non-management directors and evaluates them based on their résumés and through references and personal interviews. The Nominating and Corporate Governance Committee also considers and makes recommendations to the board on other matters relating to the board’s practices, policies, and procedures and on the size, structure, and composition of the board and its committees.

Investment Performance Review Committee — Members: Helen O. Petrauskas (Chairman), John H. Foss, Jack L. Thompson, Donald L. Mitchell

The Investment Performance Review Committee’s primary purpose is to assist the Board of Directors in fulfilling its responsibility to oversee the investment of the assets of employee benefit plans and the La-Z-Boy Foundation. Pursuant to its charter the Investment Performance Review Committee established and reviews the investment policy for each of the plans under its oversight. The Investment Performance Review Committee met four times in fiscal 2004.

DIRECTOR COMPENSATION

Directors who also are our employees receive no additional compensation for serving on the board. For fiscal 2005, Directors who are not our employees will receive:

Cash Compensation

•	$25,000 annual cash retainer

•	$8,000 annual cash retainer for the chairman of the Audit Committee

•	$4,000 annual cash retainer for the chairmen of the Compensation, Nominating and Corporate Governance, and Investment Performance Review committees

•	$1,500 attendance fee for each board meeting and board committee or subcommittee meeting attended, including telephonic attendance.

We also reimburse our directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

Equity

•	On first becoming a director, 5,000 common shares at a 75% discount from the market price of the shares

•	At each annual organizational meeting of the board while still a director, 2,000 common shares similarly discounted

•	Transfer of such shares is restricted while a director remains on the board

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, some over 10% owners of our common shares, and some persons who formerly were directors, executive officers, or over 10% owners, to file reports of ownership and changes in ownership with the SEC and the NYSE and furnish us with a copy of each report filed. Based solely on our review of copies of the reports filed by some of those persons and written representations from others that no reports were required, we believe that during fiscal 2004 all Section 16(a) filing requirements were complied with in a timely fashion except that James Johnston filed one late report of one transaction in a prior year.

SHARE OWNERSHIP INFORMATION

The tables below provide information about beneficial owners of our common shares at the record date for the annual meeting. Under applicable SEC rules, anyone that has or shares the right to vote any of our common shares or has or shares dispositive power over any of them is a “beneficial owner” of those shares. The settlor of a trust with a right to revoke the trust and regain the shares or a person who can acquire shares by exercising an option or a conversion right sometimes also is considered a beneficial owner under these rules. Consequently, more than one person can be considered the beneficial owner of the same common shares. Unless otherwise indicated below, each owner named in a table has sole voting and sole dispositive power over the shares reported for that person.

Security Ownership of Known Over 5% Beneficial Owners

Name and Address	Number of Shares	Percent of Class
Mac-Per-Wolf Company Chicago, IL 60604	5,412,365	10.4%
Janus Small Cap Value Fund Denver, CO 80206	2,900,000	5.6%

•	Information about Mac-Per-Wolf Company and Janus Small Cap Value Fund is based on a Schedule 13G amendment they jointly filed after December 31, 2003, in which Mac-Per-Wolf Company reported that as of that date it had sole voting and dispositive power over 5,412,365 common shares. The Schedule 13G amendment stated that Mac-Per-Wolf Company is an investment advisor that furnishes advice to registered investment companies and other clients and that its clients have the right to receive all of the dividends and sale proceeds from the shares in their respective accounts. The Schedule 13G amendment also stated that as of December 31, 2003, one of the clients of Mac-Per-Wolf Company, Janus Small Cap Value Fund, a registered investment company, had sole voting and dispositive power over 2,900,000 common shares.

The following table shows the share ownership of each of our named executive officers, each of our current directors and director nominees, and all current executive officers and directors as a group.

Security Ownership of Current and Fiscal 2004
Executive Officers, Current Directors, and Nominees

Name	Number of Shares	Percent of Class
John J. Case	97,976	*
Kurt L. Darrow	143,246	*
Rodney D. England	304,973	*
John H. Foss	7,100	*
David K. Hehl	28,772	*
James W. Johnston	1,488,454	2.865%
Gerald L. Kiser	256,000	*
H. George Levy	11,000	*
Rocque E. Lipford	16,700	*
Mel R. Martinez	5,000	*
Donald L. Mitchell	11,811	*
Patrick H. Norton	367,096	*
Helen O. Petrauskas	7,700	*
David M. Risley	51,324	*
Jack L. Thompson	7,400	*
All current directors and current executive officers as a group (15 persons)	2,645,669	5.056%

*	less than 1%

•	For purposes of calculating the percentage ownership of the group in the table above, all shares subject to options held by any group member that currently are exercisable or that will become exercisable within 60 days of June 23, 2004 are treated as outstanding, but for purposes of calculating the percentage of ownership of any individual group member only the optioned shares held by that group member are treated as outstanding. The table includes the following numbers of optioned shares:

Mr. Case	68,234
Mr. Darrow	42,675
Mr. England	55,350
Mr. Kiser	206,000
Mr. Norton	96,000
Mr. Risley	46,950
All current directors and current executive officers as a group	364,559

•	The table also includes the following numbers of shares owned by a named person’s wife or held in trust, beneficial ownership of which is disclaimed by him:

Mr. Hehl	5,616
Mr. Johnston	524,504
Mr. Lipford	2,400
Mr. England	13,172

•	Shares shown in the table for Mr. Lipford do not include 305,000 common shares held by the Edwin J. and Ruth M. Shoemaker Foundation. Mr. Lipford acts as one of the six members of the Board of Directors of the Foundation. He disclaims beneficial ownership with respect to these shares.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation for fiscal 2004 and, as relevant, the preceding two fiscal years of the individuals who served as Chief Executive Officer during fiscal 2004 and of our four other most highly compensated current executive officers. In the rest of this proxy statement, we sometimes call these individuals “named executives” or “named executive officers.”

Summary Compensation Table

Long-Term Compensation
				Awards	Payouts
				Incentive Stock Option Grants #	Long-Term Incentive Plan Payouts $	All Other Compensation $
Annual Compensation
Name and Principal Position	Year	Salary $	Bonus $
Kurt L. Darrow President and Chief Executive Officer (since Sept. 9, 2003)	2004	491,321	209,425	50,000	—	76,806

Gerald L. Kiser President and Chief Executive Officer (until Sept. 9, 2003)	2004 2003 2002	296,320 479,997 383,700	— 207,400 135,830	50,000 50,000 40,000	— 161,744 57,013	219,761 308,751 70,681

Patrick H. Norton Chairman of the Board	2004 2003 2002	425,027 366,998 346,548	156,907 158,500 122,484	40,000 40,000 40,000	— 161,744 57,013	65,862 71,866 106,537

Rodney D. England Senior Vice President and President La-Z-Boy Non- branded Upholstered Product	2004	310,289	142,398	16,900	—	46,839

John J. Case Senior Vice President and President, La-Z-Boy Branded Product	2004 2003 2002	358,308 344,498 305,652	139,893 153,300 143,403	31,300 31,300 31,300	— 108,773 28,735	55,778 221,026 55,026

David M. Risley Senior Vice President and Chief Financial Officer	2004 2003 2002	311,193 302,098 285,000	97,206 108,800 84,075	31,300 31,300 31,300	— 88,150 16,227	46,862 47,523 44,887

•	Amounts listed under “Salary” and “Bonus” include, where applicable, amounts electively deferred by a named executive under our 401(k) savings plan and our deferred compensation plan.

•	Amounts reported under “Long-Term Incentive Plan Payouts” relate to performance awards under our Performance-Based Stock Plan. Under the plan’s terms, we make performance awards in common shares or 30-day options on common shares. The amounts reported in the summary compensation table are the numbers of shares or options we granted multiplied by the NYSE closing price for our common shares on the grant dates and reduced, where applicable, by option exercise prices.

•	Under the personal executive life insurance program, which we terminated at the end of fiscal 2002, a participating employee received supplemental life insurance intended to provide benefits to the employee upon retirement and the employee’s beneficiary upon the employee’s death. A participating employee was not eligible to receive contributions under our profit-sharing plan or supplemental executive retirement plan (which are not currently taxable to the employee), but did receive an annual bonus (which was currently taxable) in an amount equal to the premiums payable during the year on the insurance policy, plus an additional 32% of the premium amount, which partially reimbursed the employee for taxes payable on the bonus. In anticipation of termination of this program, we did not make such bonus or tax gross-up payments to participants in the program for fiscal 2002.

However, we did provide them with benefits under the supplemental executive retirement plan or profit-sharing plan for fiscal 2002 and during fiscal 2003 paid each participant an amount, with tax gross-up, intended to cover taxes the participant paid on past program-related bonuses that were not previously covered by us. Messrs. Case, Darrow, England and Kiser are the only named executives who participated in the personal executive life insurance program. The tax gross-up amounts paid to Messrs. Case and Kiser in fiscal 2003 ($43,718 for Mr. Case and $83,661 for Mr. Kiser) are included in the fiscal 2003 amounts under “All Other Compensation.”

•	During fiscal 2004, we entered into severance and consulting agreements with Mr. Kiser, our former president and CEO, under which Mr. Kiser retired. The agreements provide for a lump sum payment of $100,000 and installment payments totaling $500,000 over 20 months. These agreements also provide for the continuation of health benefits and life insurance for two years and reimbursement for office, phone, and financial service expenses for one year. The agreements restrict Mr. Kiser from, among other actions, accepting competitive employment for one year. The 2004 amount shown for Mr. Kiser under “All Other Compensation” includes the $100,000 lump sum payment and $75,000 of the installment payments.

•	Amounts reported under “All Other Compensation” also include amounts allocated for named executives to our supplemental executive retirement plan (or the deferred compensation plan which replaced it) and/or profit-sharing plan (“Amounts Allocated to Plans”), amounts intended to approximate the balances Messrs. Case, Darrow, England, and Kiser would have had in their deferred compensation plan accounts related to the termination of the personal executive life insurance program (“Special Amounts Credited to Plans”), earnings credited to the accounts of named executives under the supplemental plan until July 31, 2002 when the plan was changed — see “Deferred Compensation Plan” — (“Earnings”), and the cash value at date of contribution of matching contributions made for their accounts under our matched retirement savings plan (“Match Contributions”), which we made in the form of common shares or cash. A breakdown of these amounts for fiscal 2004 is provided below:

Name	Amounts Allocated to Plans $	Special Amounts Credited to Plans $	Earnings $	Match Contributions $
Kurt L. Darrow	73,693	—	—	3,113
Gerald L. Kiser	44,422	—	—	339
Patrick H. Norton	63,749	—	—	2,113
Rodney D. England	46,543	—	—	296
John J. Case	53,741	—	—	2,037
David M. Risley	46,674	—	—	188

•	We have not included our cost of providing perquisites or other personal benefits to named executives in the summary compensation table above. For each year reported, the cost of providing perquisites to any named executive did not exceed $50,000 or, if less, 10% of his salary and bonus.

Option Grants

The following table reports on stock options granted to named executives during fiscal 2004 and the potential realizable value of those grants, assuming stock price appreciation rates of 5% and 10% annually over the term of the options. The 5% and 10% rates of appreciation used in the table are not intended to forecast possible future actual appreciation, if any, in our stock price.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	5% Per Year		10% Per Year
Name					$/Share	Aggregate Value ($)	$/Share	Aggregate Value ($)
K. Darrow	16,900	2.30	20.44	8/12/2013	12.85	217,243	32.58	550,536
	33,100	4.50	22.20	9/30/2013	13.96	462,124	35.38	1,171,114
G. Kiser	50,000	6.80	20.44	9/29/2006	3.37	168,708	7.11	355,439
P. Norton	40,000	5.44	20.44	8/12/2013	12.85	514,184	32.58	1,303,044
R. England	16,900	2.30	20.44	8/12/2013	12.85	217,243	32.58	550,536
J. Case	31,300	4.26	20.44	8/12/2013	12.85	402,349	32.58	1,019,632
D. Risley	31,300	4.26	20.44	8/12/2013	12.85	402,349	32.58	1,019,632

All options reported in the table are options on common shares granted under our stock option plan for employees. Some of the options qualify as incentive stock options under the Internal Revenue Code, and the rest are non-qualified stock options. Options become exercisable in 25% increments on the first through fourth anniversaries of grant, and once exercisable, remain exercisable through the tenth anniversary of grant.

However, in the event of a grantee’s death or retirement at age 65 (or earlier with the consent of the board), each of the grantee’s options would become immediately exercisable in full and continue to be exercisable for three years or, if earlier, until the option’s scheduled expiration date. The potential realizable values for Mr. Kiser’s options are lower than the others shown in the table because, under this provision, his options will only remain exercisable for three years after the date of his retirement.

In addition, all options will become immediately exercisable in full in the event of a sale, exchange, or other disposition of all or substantially all of the total assets of the Company or all or substantially all of the outstanding shares. Termination of an executive’s employment under any circumstances other than those described above would cause all of his options to terminate immediately.

Options Exercised and Held

The following table contains information concerning exercise of stock options during the last completed fiscal year by each of the named executive officers, and the fiscal year-end value of unexercised stock options held by such executive officers:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise #	Value Realized $	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable #	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable $
K. Darrow	14,100	82,980	38,450/75,350	97,809/67,980
G. Kiser	27,600	124,660	206,000/-0-	406,500/-0-
P. Norton	27,600	124,660	86,000/100,000	231,500/160,900
R. England	14,100	86,104	38,450/42,250	97,809/67,980
J. Case	32,916	171,289	38,009/77,175	41,188/119,078
D. Risley	—	—	23,475/70,425	32,083/76,216

•	The “Value Realized” column above reports the amount an executive would have realized if he had sold the shares acquired on the exercise date, without taking brokerage commissions into account. Amounts reported are based on the NYSE closing market price of our common shares on the exercise date, minus the exercise price.

•	“In-the-Money” amounts are based on the NYSE closing market price of our common shares at the end of fiscal 2004 ($21.85), minus the exercise price.

Long-Term Incentive Compensation Target Awards

Shareholders approved our Further Amended and Restated 1993 Performance-Based Stock Plan in July 2001. This plan authorizes the Compensation Subcommittee to grant contingent target awards to key employees, the potential pay-outs on which (performance awards) are linked to achievement over a performance cycle of three fiscal years of goals established by the Subcommittee at or near the beginning of the cycle. All performance awards under the plan are structured as options to purchase or outright grants of our common shares.

The plan requires the Subcommittee to establish a single objectively determinable and uniform performance goal for all target awards it grants for a given performance cycle and to establish the maximum number of shares a grantee may be granted as a performance award if the performance goal is achieved during the cycle. The plan also authorizes the Subcommittee to establish any number of subordinate goals, the non-achievement of which may reduce (but never increase) the performance award a grantee may receive after the end of the cycle.

Normally, the Subcommittee grants target awards at or about the same time it establishes the goals for a performance cycle, but it also has discretion to grant a mid-cycle target award to a newly-hired or newly-eligible employee, as long as there are at least twelve months remaining in the cycle. If a mid-cycle target award is granted, the pre-established performance goal for the cycle would apply to that award, as would any subordinate goals the Subcommittee elects to establish. The potential pay-out on the mid-cycle award would be the same as the grantee would have received had he been eligible to receive a target award when the initial target awards for the cycle were granted, reduced proportionately based on the number of months in the cycle that already had occurred before grant of the mid-cycle award.

Early in fiscal 2004, the Compensation Subcommittee granted target awards under the plan for the performance cycle ending April 29, 2006. For this three-year cycle, the Subcommittee set as the performance goal achieving at least a specified level of cumulative diluted earnings per share, and it established three weighted subordinate goals relating to sales growth, operating margin and cash flow and a target payout for each subordinate goal. Each subordinate goal has a sliding scale that provides a payout from 50 to 200 percent of the related target payout. The subordinate goals are not evenly weighted. We provide more information about the target awards granted to named executives in the table below.

Long-Term Incentive Plan — Awards in Last Fiscal Year

	Number of Shares (#)	Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name			Threshold (#)	Target (#)	Maximum (#)
K. Darrow	18,717	3 years	2,340	9,358	18,717
G. Kiser	20,000	3 years	2,500	10,000	20,000
P. Norton	20,000	3 years	2,500	10,000	20,000
R. England	12,756	3 years	1,594	6,378	12,756
J. Case	15,650	3 years	1,956	7,825	15,650
D. Risley	15,650	3 years	1,956	7,825	15,650

The maximum performance award potential for any target award, which would be awarded after the end of the relevant three-year cycle if the performance goal is achieved and all subordinate goals are fully achieved, is an outright grant of the “Maximum” number of shares established for that target award, as shown on the table. The minimum potential performance award (“Threshold” on the table shown above), for achievement of the performance goal and meeting the threshold for just one subordinate goal, is an outright grant of 12.5% of the maximum number of shares under the target award. The final award will be determined after April 29, 2006 by first determining whether the performance goal was achieved and, if it was, then determining the degree to which each (if any) of the subordinate goals were met. If the performance goal is not achieved, or if that goal is achieved but no subordinate goal is achieved, there will be no payout on the target award.

With respect to each target award reflected in the table:

•	If the named grantee dies while employed, or retires with the consent of the board and then dies, the plan permits his executor or personal representative to elect payment of a performance award for his estate before the end of the performance cycle. If early payment is elected and the grantee died within the first half of the performance cycle, the estate would receive an option on half the maximum number of shares specified for the grantee’s target award at a per share exercise price of 25% of the fair market value at the date of the target award grant. If early payment is elected and the grantee died during the second half of the performance period, the estate would receive an outright grant of the same number of shares.

•	Each grantee will be deemed automatically to have earned and been granted a performance award equal to an outright grant of the number of shares reported for him under “Maximum” if a person or group becomes an acquiring person or certain changes in the composition of the board occur while the target award is outstanding. The same effect also will result if, while there is an acquiring person, other significant transactions specified in the plan should occur, unless the transaction has been approved by a majority of directors who were board members before the acquiring person became an acquiring person.

•	If employment terminates by reasons other than retirement or death, all performance awards are immediately canceled.

We are proposing that our current performance-based plan (and our current option plan and restricted share plan for employees) be replaced by a new equity award plan (see page 25). The Compensation Subcommittee has granted performance awards under the new plan to current employees, subject to shareholder approval of the plan, for the usual three-year performance period ending at the end of fiscal 2007. The Compensation Subcommittee has also granted one-time awards for the one- and two-year transition performance periods ending at the ends of fiscal 2005 and 2006, respectively. If the new plan is approved, employees who wish to have the benefits of the one- and two-year transition awards will be required to surrender all their rights, if any, under their existing target awards for the performance cycles ending at the ends of fiscal 2005 and 2006 (the awards shown in the table above). If the new plan is not approved, the existing target awards will remain in effect. In any event, Mr. Kiser, our former CEO, and any other retirees will not receive any performance awards under the new plan and will retain their outstanding target awards under our existing performance-based plan.

Change in Control Agreements

We have change in control agreements currently in effect with Messrs. Case, Darrow, England, Kincaid, Norton, and Risley. These agreements are designed primarily to aid in ensuring continued management in the event of an actual or threatened change in control of the Company (as defined in the agreements). The agreements provide that in the event the covered employee is terminated other than upon his death, disability or for cause (as defined in the agreements) within three years after a change in control of La-Z-Boy Incorporated, that person will be entitled to receive a lump sum severance payment equal to three times his annualized salary and three times the average bonus amount paid to him in the previous three years. The covered employee also would be entitled to continuation of employee welfare benefit payments and reimbursement of certain legal fees and expenses incurred by the employee in enforcing the agreement following a change in control.

In consideration of these obligations, each covered employee has agreed to remain in our employ pending the resolution of any proposal for change in control. Each agreement expires December 31, 2004, but automatically renews for an additional one-year period unless either party gives the other 90 days prior notice of non-extension. If a change in control occurs, the agreements automatically extend for 36 months.

Deferred Compensation Plan

Under the terms of our amended and restated La-Z-Boy Executive Deferred Compensation Plan, senior executive employees of La-Z-Boy and its subsidiaries (including our named executives) may elect to defer the payment of from 5% to 100% of their base salary and/or from 5% to 100% of their cash bonus under the Management Incentive Plan for each fiscal year.

In addition, any company match and/or profit sharing contributions that cannot be credited to executives’ accounts under the qualified retirement plans, due to Internal Revenue Code limitations, are credited to their accounts maintained in this plan.

All executives’ deferrals and any non-qualified company match or profit sharing amounts are added to a recordkeeping account and credited with earnings or losses, depending upon actual performance of the mutual-fund-type options the participant has chosen for the deemed investment of their account. “Earnings” included in the Summary Compensation Table relate to amounts credited under our former La-Z-Boy Supplemental Executive Retirement Plan, which was replaced by our current deferred compensation plan, because under the former plan a participant’s account was credited with interest at a fixed, stated rate.

Payment of a participant’s account balance will be deferred until a date designated by the participant upon making the deferral election. The deferral amounts are paid either in one lump sum or in annual installments for up to 15 years, also as designated in the participant’s deferral election. Upon the death of the participant, any remaining balance in the participant’s account will be paid to the participant’s designated beneficiary.

Related Party Transactions

Culp, Inc.    Patrick Norton is a member of the Board of Directors of Culp, Inc. Culp provided 24.6% of the total fabric purchased by us during the fiscal year. The purchases from Culp were at prices comparable to other vendors and under similar terms. Mr. Norton has no involvement in our selection or purchase processes related to fabrics.

Miller, Canfield, Paddock and Stone.    The law firm of Miller, Canfield, Paddock and Stone, P.L.C. in which Rocque E. Lipford is a senior principal, provides us with legal services and has done so for many years. Miller, Canfield has advised us that the revenues paid to Miller, Canfield during the past fiscal year were less than 0.5% of their total revenues for the same period. We believe that the transactions with the firm are on terms no less favorable than those that could be obtained from unrelated third parties.

Kevin Norton.    Kevin Norton, the son of Patrick Norton, is an independent sales representative for La-Z-Boy residential products under an agreement providing for the payment of commissions at various rates. The terms of his agreement, including the commission rates, are identical to those of our agreements with all of our approximately 93 other La-Z-Boy U.S. residential sales representatives.

Mitch Kiser.    Mitch Kiser, the son of Gerald Kiser, is an independent sales representative for Kincaid products under an agreement providing for the payment of commissions at various rates. The terms of his agreement, including the commission rates, are identical to those of our agreements with all of our approximately 46 other Kincaid sales representatives.

Dennis Kincaid.    Dennis Kincaid, the brother of Steven Kincaid, was, until his retirement in March 2004, an independent sales representative for Kincaid products under an agreement providing for the payment of commissions at various rates. The terms of his agreement, including the commission rates, were identical to those of our agreements with all of our approximately 46 other Kincaid sales representatives.

Stefanie (England) Tull.    Stephanie Tull, the daughter of Rodney England, is the Vice President of Store Development for our England, Inc. operations and received salary and bonus for fiscal 2004 totaling $86,557.

Tim Tull.    Tim Tull, the son-in-law of Rodney England, is the Vice President of Sales for our England, Inc. operations and received salary and bonus for fiscal 2004 totaling $151,390.

Kincaid Galleries Inc.    Kincaid Galleries Inc. is a retail furniture outlet owned by Rebecca Adderholdt and Kathy McAteer, both of whom are sisters of Steven Kincaid. During fiscal 2004, we sold Kincaid Galleries Inc. $1,217,208 worth of merchandise. As of June 24, 2004, Kincaid Galleries Inc. was indebted to us in the total amount of $503,753, consisting of a promissory note with a remaining balance of $448,728 (evidencing indebtedness that originally constituted trade receivables), which bears interest at the rate of 5% per annum, and trade receivables of $55,025, which do not bear interest. The largest amount of its indebtedness to us during fiscal 2004 was $669,600. Kincaid Galleries Inc. is in arrears in making installment payments on the promissory note and is in the process of liquidating its inventory and going out of business. We are continuing to sell to it to complete outstanding customer orders and expect to be paid in full on all obligations.

PERFORMANCE COMPARISON

The graph below shows the return for our last five fiscal years that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on April 24, 1999 in our common shares, in the S&P 500 Composite Index, and in a peer group comprised of the following publicly traded furniture industry companies: Bassett Furniture, Bush Industries, Chromcraft Revington, Inc., Ethan Allen Interiors, Flexsteel Industries, Furniture Brands International, Rowe Companies, and Stanley Furniture. The stock performance of each company in the peer group has been weighted according to its relative stock market capitalization for purposes of arriving at group averages.

Assumes $100 Invested on April 24, 1999
Assumes Dividends Reinvested
Fiscal Year Ended April 24, 2004

Company/Index/Market	1999	2000	2001	2002	2003	2004
La-Z-Boy Incorporated	$100.00	$83.97	$98.54	$168.24	$102.41	$126.10
Peer Group	100.00	89.22	101.31	113.34	95.60	117.66
S&P 500 Composite Index	100.00	110.13	95.84	83.75	72.60	89.21

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of PricewaterhouseCoopers LLP audited our financial statements for fiscal 2004. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting, will have an opportunity to make a statement at the meeting if he or she desires to do so, and will be available to answer appropriate questions that may be raised by shareholders at the meeting. The Audit Committee reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2005, and we are asking you to ratify that appointment in Proposal No. 2.

Audit Fees

For professional services rendered to us for fiscal years 2004 and 2003, PricewaterhouseCoopers LLP has billed us as follows:

	Fiscal 2004	Fiscal 2003
Audit Fees	$660,500	$573,000
Audit Related Fees	215,400	159,400
Tax Fees	259,500	412,200
All Other Fees	1,400	1,400
Total	$1,136,800	$1,146,000

Audit fees represent fees for audit work performed on our annual financial statements and reviews of the quarterly financial statements included in our quarterly reports on Form 10-Q, as well as audit services that are normally provided in connection with our statutory and regulatory filings.

Audit-related fees relate to audits of our employee benefit plans, retail store acquisitions audit procedures, as well as Sarbanes-Oxley Section 404 controls project assistance.

Tax fees include fees for domestic and foreign tax compliance and advisory services.

All other fees represent accounting research software subscription fees.

The Audit Committee’s current policy requires pre-approval of all audit and non-audit services provided by the independent auditors before the engagement of the independent auditors to perform them. A limited amount of tax services have been pre-approved. Services, including tax services not covered by the general pre-approval, require specific pre-approval by the committee.

AUDIT COMMITTEE REPORT

The Audit Committee has been established to assist the Board in its oversight of the financial reporting, internal controls and audit of the Company’s financial statements. Management is primarily responsible for the consolidated financial statements and for La-Z-Boy’s internal controls, financial reporting process and compliance with laws, regulations and ethical business standards.

The Audit Committee consists of three directors, all of whom meet the independence and financial experience requirements of the New York Stock Exchange. The board of directors has designated Mr. Foss as the audit committee financial expert, as defined and required in the SEC’s rules. The board of directors has determined that all of the committee members are independent, as independence is defined in the applicable SEC rules. The Audit Committee operates under a written charter, a copy of which is attached as Exhibit A.

In fulfilling its responsibilities under its charter, the Audit Committee met ten times during fiscal 2004. The Audit Committee reviewed and discussed the consolidated financial statements with management and La-Z-Boy’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The discussions with management and PricewaterhouseCoopers LLP included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of the significant accounting estimates and judgments, and the clarity of disclosures.

PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and for issuing their opinion. The Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). As part of the Audit Committee’s independence review, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In discussions with PricewaterhouseCoopers LLP about their independence, the Audit Committee also reviewed the non-audit services provided by PricewaterhouseCoopers LLP (as disclosed above under the caption “Audit Fees”).

Based upon the discussions with, representations of, and reports from, management and PricewaterhouseCoopers LLP, the Audit Committee accepted for inclusion the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended April 24, 2004 filed with the

Securities and Exchange Commission. The Audit Committee also selected PricewaterhouseCoopers LLP as La-Z-Boy’s independent registered public accounting firm for fiscal year 2005.

The Audit Committee

David K. Hehl, Chairman
John H. Foss
James W. Johnston

JOINT REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the board and its Compensation Subcommittee determine the compensation of executive officers and of other senior executives. The Subcommittee is charged with administering the stock-related employee plans in which executive officers may participate. The Compensation Committee determines all executive officer compensation not assigned to the Subcommittee.

This is a joint report by the Subcommittee and the Committee on the policies they followed and the decisions they made for fiscal 2004. The Subcommittee provides information about decisions made by the Subcommittee only. The Committee provides all other information.

Compensation Philosophy

La-Z-Boy strives to create value for shareholders through superior growth and profitability. The executive compensation program supports this goal by linking compensation to business performance and profitability.

We feel that enhancement of shareholder value is reinforced by a compensation program which:

•	Attracts and retains highly qualified individuals

•	Includes major components which are linked to creating value for the shareholder

•	Rewards superior results

This linkage is achieved through the design of incentive plans, which focus on the short- and long-term goals of the Company, and rewarding individual executives, at or below market median compensation levels, for attaining targeted performance, with a substantial portion of the executive’s total compensation opportunity payable in the form of Company shares. Performance in excess of prescribed targets will be appropriately rewarded. Performance falling below the prescribed targets will result in reduced cash and equity compensation.

Compensation Plan Overview

The executive compensation program is based upon a pay-for-performance philosophy. As an executive’s level of responsibility increases, a greater portion of his total compensation opportunity is contingent on improving the Company’s performance and a lesser portion is base salary.

We retain the services of outside consultants to conduct a competitive review of our executive compensation programs. We completed a review during fiscal 2004 and engaged the outside consultant to assist us in developing a long-term incentive plan strategy, which was completed shortly after the end of fiscal 2004. Based on the consultant’s recommendations, we decided to implement a new strategy for fiscal 2005 under which executives’ long-term compensation (assuming achievement of targeted levels of performance) would consist of specified percentages (based on value) of performance-based awards, stock options, and restricted share awards. To implement this strategy, we proposed replacing the three existing employee equity compensation plans with a single long-term equity award plan, and we granted performance-based awards, stock options, and restricted share awards under the new plan, subject to shareholder approval of the plan. The proposed new plan and the initial awards granted under it are more fully described under Proposal 3 beginning on page 25.

Base Salaries

     The base salaries of Messrs. Case, Kiser, Norton, and Risley, who were the named executive officers at the beginning of the fiscal year 2004, were increased at the beginning of the fiscal year after a careful review of the competitive information, the recommendations of the consultants and the contributions of each named executive officer over the previous fiscal period. We increased Mr. Kiser’s salary by 25%, and the salaries of the other named executives were increased between 3% and 16%.

Upon Mr. Darrow’s appointment as president and chief executive officer in September, his base salary was established after careful consideration of competitive information and the recommendation of the consultants. Messrs. England and Kincaid were named as executive officers in November, and their base salaries were adjusted at that time based on the competitive information and recommendations presented by the consultants.

Short-Term Incentive Awards

La-Z-Boy’s Management Incentive Plan is a cash-based plan that rewards annual performance. We establish short-term performance criteria and the weightings for the various criteria at the start of the fiscal year. The award paid at the end of the fiscal year is based on actual results compared to the established performance targets.

For fiscal 2004, the maximum award opportunity was 160% of salary for Mr. Darrow for the period he served as president and chief executive officer. The maximum award opportunity for the other named executives, other than Mr. Kiser, ranged between 100% and 120% of salary for the period they served as named executive officers. Because of his retirement during the year, Mr. Kiser was not eligible for any payout under the plan for fiscal 2004. We structured the awards based 80% on the attainment of business unit financial goals and 20% on individual performance goals. The business unit financial goals were further weighted one-third on an increase in sales revenue and two-thirds on operating income. The business unit financial goals were either on a consolidated basis or on the basis of combined specific business units depending on the executive’s responsibilities. The business unit financial goal and the individual performance goal were independent so that achievement of the individual performance goal could be rewarded regardless of the results related to the business unit financial goal and vice versa. Actual performance yielded payouts shown as bonus in the Summary Compensation Table.

Long-Term Incentives

We believe that stock-based awards are an important component of executive compensation because they particularly link executive compensation to the maximization of shareholder value. For fiscal 2004, we used awards under the stock option plan and the performance-based stock plan to further these objectives. No grants under the restricted share plan were made to named executive officers.

Our goal is to achieve the proper balance between stock-based awards and other components of the named executives’ compensation. The Subcommittee relied on the studies that had been completed by our consultant to determine the appropriate mix of stock options and awards under the performance plan.

Based on the consultant’s recommendation, in August 2003 the Subcommittee granted incentive stock options on 4,892 shares and nonqualified stock options on 45,108 shares to Mr. Kiser and incentive stock options on 4,445 shares and nonqualified stock options on 12,455 shares to Mr. Darrow. When Mr. Darrow became president and chief executive officer in September, the Subcommittee granted him incentive stock options on 614 shares and nonqualified options on 32,486 additional shares. Stock options covering a total of 119,500 shares were awarded to the other named executives.

In addition to the original performance based target awards, the Subcommittee also granted mid-cycle target awards to Messrs. Darrow, England, and Kincaid when they received their respective promotions for the then open performance cycles ending at the end of fiscal 2004, 2005, and 2006. The performance goal and subsidiary goals under those target awards were the same as those applicable to the target awards previously granted to the executives for those performance cycles, and the amounts of the target awards were prorated for the portion of each performance cycle yet to be completed after their promotions.

As reported in the Summary Compensation Table, there were no payouts to the named executives under performance-based plan awards for the three-year performance cycle that concluded at the end of fiscal 2004. In accordance with the plan, at the beginning of the cycle (except for the mid-cycle adjustments for Messrs. Darrow, England and Kincaid as described above) we had established a performance goal and four subordinate goals and granted target awards relating to those goals to all named executives. After the end of the cycle, we determined that the Company’s actual performance, when measured against the performance goal, resulted in no payouts.

Retirement Agreement

The Company entered into severance and consulting agreements with Mr. Kiser, our former president and CEO, under which Mr. Kiser retired from La-Z-Boy. The agreements provide for a lump sum payment of $100,000 and installment payments totaling $500,000 over 20 months. These agreements also provide for the continuation of health benefits and life insurance for two years and reimbursement for office, phone, and financial service expenses for one year. The agreements restrict Mr. Kiser from, among other actions, accepting competitive employment for one year.

Federal Income Tax Considerations

Section 162(m) of the Internal Revenue Code generally precludes La-Z-Boy and other public companies from taking a tax deduction for compensation over $1 million which is not performance-based and is paid, or otherwise taxable, to a named executive officer. The 1997 Incentive Stock Option Plan and the Further Amended and Restated 1993 Performance-Based Stock Plan contain provisions designed to permit certain awards to qualify as performance-based compensation and so to exempt such awards from the deduction limitation.

We intend to continue to monitor the executive compensation programs with respect to the present federal tax law to maximize the deductibility of compensation paid to named executives, but we may pay compensation in excess of the Section 162 (m) limitation if we determine that doing so would be in the best interest of La-Z-Boy and its shareholders.

The Compensation Committee

Jack L. Thompson, Chairman *
David K. Hehl *
Rocque E. Lipford
H. George Levy, M. D. *
Helen O. Petrauskas *

*	Members of the Compensation Subcommittee

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

Each current member of the Compensation Committee and the Compensation Subcommittee served throughout fiscal 2004, and no one other than the current members served on either the Compensation Committee or the Compensation Subcommittee at any time during fiscal 2004.

The law firm of Miller, Canfield, Paddock and Stone, P.L.C., in which Rocque E. Lipford is a principal, provides us with legal services and has done so for many years.

PROPOSAL NO. 2: TO RATIFY THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selects and hires our independent registered public accounting firm, and it has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2005. PricewaterhouseCoopers LLP acted as our independent registered public accounting firm for fiscal 2004, and we believe it is well qualified to act in that capacity again this year. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and to answer questions.

We are asking you to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board is submitting the selection of PricewaterhouseCoopers LLP to you for ratification as a matter of good corporate practice. If the Audit Committee’s selection is not ratified, it will reconsider the selection. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of La-Z-Boy and our shareholders.

Amounts we paid to PricewaterhouseCoopers LLP for audit and non-audit services rendered in fiscal 2004 and 2003 are disclosed under “Audit Fees” (see page 20).

Our management will present the following resolution to the meeting:

RESOLVED, that the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for La-Z-Boy Incorporated for fiscal 2005 is ratified.

The Board of Directors recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3: TO APPROVE THE LA-Z-BOY INCORPORATED
2004 LONG-TERM EQUITY AWARD PLAN

We are asking our shareholders to approve the La-Z-Boy Incorporated 2004 Long-Term Equity Award Plan, which our board of directors adopted on June 22, 2004, subject to shareholder approval. If approved, the new equity award plan will take effect as of May 1, 2004 and will replace our three existing plans for making equity grants to employees: our Further Amended and Restated 1993 Performance-Based Stock Plan, our 1997 Incentive Stock Option Plan, and our 1997 Restricted Share Plan. If the new plan is approved, we will not make any new grants or awards under the existing plans. However, target awards under the performance-based plan for performance cycles that have not been completed (unless surrendered as described below) and options outstanding under the stock option plan will remain in effect for the remainder of their terms. Approval of the new equity award plan will provide our company with the following benefits:

•	Reduction of total potential equity dilution to shareholders from equity-based awards by decreasing the total number of shares available for future awards (from about 6 million to 5 million);

•	Ability to implement a new long-term incentive strategy that is more effectively aligned to creating long-term shareholder value and best meets our objectives (rewarding superior financial results, attracting and retaining highly qualified employees, and being cost effective); and

•	Greater flexibility to tailor our equity incentive programs to changing market and business conditions.

In recent years, including fiscal 2004, we provided long-term incentive award opportunities through a combination (depending upon responsibility level) of the following:

•	Performance awards, under which shares can be earned after a three-year performance cycle based on achievement of specified performance criteria;

•	Stock options, which generally vest ratably over four years and are subject to a maximum term of ten years; and

•	Restricted stock options, under which:

•	recipients have a 30-day window within which to purchase shares for 25% of their fair market value at the date of grant, and

•	the shares so purchased are subject to a three-year restricted period, during which we have the right to repurchase them for the same price paid by the recipient if the recipient leaves our employment (except due to death, disability, retirement, or in other specified circumstances).

Subject to shareholder approval of the new plan, the Compensation Subcommittee intends to implement a more effective approach to delivering long-term incentive award opportunities in fiscal 2005 and in future years, based on the following principles:

•	Award opportunities will be aligned to long-term shareholder value creation, as all such award opportunities will be denominated in La-Z-Boy shares.

•	The majority of award opportunities will be goal-based — that is, they will be earned based on achievement of specified financial results and/or through share price appreciation. Specifically:

•	Performance awards will permit employees to earn shares after a performance period (generally three years long, though we will make one-time one- and two-year awards when we first implement the new plan) based on the achievement of specified performance criteria.

•	Stock options will have four-year ratable vesting (25% per year) and will be subject to a maximum term of five years.

•	The grant strategy (award vehicles and grant mix) will be more straightforward and easier for shareholders and employees to understand, as well as more cost effective.

•	Instead of granting restricted stock options (which have attributes of both stock options and restricted shares but result in undue complexity and a diminished perceived value by participants), the

Subcommittee will separately grant, as appropriate, stock options or restricted shares subject to a specified service-based vesting period.

•	Instead of granting stock options with a maximum term of ten years, under the new plan the maximum option term is five years.

•	Consistent with our corporate governance principles, the new plan does not allow for the repricing of outstanding stock option grants or stock option reloads.

•	To facilitate the retention of highly-qualified employees, the Subcommittee may grant a portion of the incentive award opportunity in restricted shares that vest after a specified service period.

•	For executive officers, we currently expect that no more than 25% of a year’s award opportunity will be granted in restricted shares.

•	Restricted stock will generally vest over three to five years, depending upon the participant’s responsibility level.

•	Target award opportunities, at expected performance, will be established after reviewing competitive market levels of compensation.

•	Executive officers and about 20 other senior executives will be required to own a specified number of La-Z-Boy common shares, established based on position responsibility level, within five years after becoming subject to the ownership guidelines (by the end of fiscal 2009 for current senior executives).

See the Compensation Committee Report on Executive Compensation for additional details about our fiscal 2004 and 2005 long-term incentive programs.

As of June 23, 2004, a total of 6,024,914 shares remained available for future grants under the existing plans, consisting of:

•	1,661,739 shares available for grant (or for settlement of options granted) as future performance award payouts under the performance-based plan (in addition to shares that may be issued pursuant to previously granted awards for performance cycles that have not been completed);

•	3,974,860 shares reserved for issuance in settlement of options that could be granted in the future under the stock option plan (in addition to shares that may be issued in settlement of outstanding options); and

•	388,315 shares available for grant under the restricted share plan (in addition to restricted shares that have been issued but remain subject to repurchase by us for the original discounted purchase price paid by the participant).

If the new equity award plan is approved, the 6,024,914 shares described above will no longer be available for issuance under the existing plans. Instead, a total of 5,000,000 shares will be available for future awards under the new plan.

The text of the new equity award plan is attached as Exhibit B. In general, we believe the new plan will allow us to more effectively align award opportunities with long-term shareholder value creation, continue to provide eligible employees with the opportunity to acquire a proprietary interest in La-Z-Boy through participation in a comprehensive equity incentive program, and help retain, motivate, and attract highly qualified employees. The new equity award plan will afford us greater flexibility than the existing plans do to tailor equity incentives to correspond with future changes in our business and compensation philosophy.

The following is a summary of the principal features of the new equity award plan, but it does not purport to be a complete description of all provisions of the plan. Please refer to Exhibit B for the complete plan.

General Nature of New Equity Award Plan

The new equity award plan will permit us to grant performance awards payable in shares, stock options, and restricted shares. The principal purposes of the new equity award plan are to provide incentives for key employees of La-Z-Boy and its subsidiaries to further the growth, development, and financial success of the company by personally benefiting through the ownership of our shares, and to obtain and retain the services of individuals we consider essential to our long-range success through the grant or issuance of performance awards, stock options, and restricted shares.

Shares Reserved

Under the new equity award plan, the aggregate number of common shares that we may issue through awards of any form is 5,000,000 shares, and, of those, no more than 3,500,000 may be issued as any combination of restricted shares and shares issuable pursuant to performance awards. The plan limits the number of shares that may be subject to awards we grant to any one individual during any fiscal year to 300,000 shares.

On June 23, 2004, the average of the high and low price of our common shares on the NYSE was $19.05.

The common shares available for issuance under the new equity award plan will be authorized and unissued shares. (Michigan corporate law does not provide for treasury shares, so any shares we repurchase are automatically restored to the status of authorized but unissued shares.) The new equity award plan provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding awards in the event of a share split, share dividend, and certain other types of transactions. The following categories of shares will become available for future issuance under the new equity award plan:

•	shares subject to performance awards that terminate without payment being made or that are forfeited by participants;

•	shares subject to expired or canceled options;

•	shares issued as restricted shares or other awards that are forfeited by the participant or repurchased by us; and

•	shares delivered by the participant or withheld by us upon exercise or purchase in payment of the exercise or purchase price or any related tax withholding obligation.

Administration

The new equity award plan is administered by the Compensation Subcommittee, which is composed entirely of directors who are both “non-employee directors” under SEC Rule 16b-3 and “outside directors” under Internal Revenue Code Section 162(m) regulations.

Among other things, the Compensation Subcommittee is authorized to determine:

•	the individuals who will receive awards;

•	when they will receive awards;

•	the type of each award (i.e., performance awards, stock options, or restricted shares);

•	the number of shares to be subject to each award;

•	the exercise price of options;

•	payment terms and payment methods;

•	vesting requirements;

•	performance criteria for performance awards; and

•	the expiration date applicable to each award.

The Compensation Subcommittee is also authorized to adopt, amend, and rescind rules relating to the administration of the new equity award plan.

Eligibility

We may grant awards under the new equity award plan to employees of La-Z-Boy Incorporated or any of our present or future subsidiaries. The plan classifies employees into three groups and specifies the types of awards they are eligible to receive:

•	Senior management employees (our executive officers and other management employees selected by the Compensation Subcommittee) who receive awards under the new plan will receive 50% of the value of their total awards as performance awards, 25% as stock options, and 25% as restricted share awards. This requirement does not apply to the one-time transition performance awards discussed below.

•	Key management employees (employees other than senior management selected by the Subcommittee in consultation with our CEO) who received awards under the plan will receive 33% of the value of their total awards as performance awards, 34% as stock options, and 33% as restricted share awards. Again, this requirement does not apply to the one-time transition performance awards.

•	Other employees selected by our CEO from time to time may received restricted share awards. No more than a total of 30,000 restricted shares may be issued to these employees in any one fiscal year.

For purposes of applying the percentages specified for senior management and key management employees’ awards, values will be determined using established principles of stock compensation valuation. As of June 23, 2004, our six executive officers and approximately 140 other senior and key management employees were eligible to participate in the new equity award plan.

Awards Under the New Equity Award Plan

The new equity award plan provides for three types of awards, which are similar to the types of awards that may be granted under our existing plans that the new equity award plan will replace: performance awards, stock options, and restricted shares (rather than restricted stock options as under our existing restricted share plan). Each grant will be set forth in a notice to the person receiving the award and will indicate the type, terms, and conditions of the award.

For purposes of the new equity award plan, “fair market value” means the closing price of our common shares on the NYSE as of a given date.

Performance Awards.    The new equity award plan authorizes the Compensation Subcommittee to grant performance awards, the potential pay-outs on which are linked to achievement over a three fiscal-year period of performance criteria established by the Subcommittee at or near the beginning of the first fiscal year in the period. (The plan also authorizes one-time transition awards for the one- and two-year periods ending at the ends of fiscal 2005 and 2006, respectively.) All performance awards under the new plan will be structured as outright grants of our common shares, subject to achievement of specified performance criteria.

The performance criteria upon which performance awards may be based may consist of any one or more of the following performance criteria with respect to La-Z-Boy or any of our subsidiaries, divisions, or operating unit, as the Compensation Subcommittee may determine:

•	net income;

•	pre-tax income;

•	operating income or margin;

•	cash flow;

•	earnings per share;

•	return on equity;

•	return on invested capital or assets;

•	cost reductions or savings;

•	sales or revenue growth;

•	appreciation in the fair market value of our common shares (or total shareholder return); or

•	earnings before any one or more of interest, taxes, depreciation, or amortization.

The new plan requires the performance criteria to be determined in accordance with generally accepted accounting principles and permits them to be subject to adjustments the Subcommittee specifies.

Stock Options.    Under the new plan, the Compensation Subcommittee may grant options of the type that do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, which are sometimes referred to as “NSOs” or “non-qualified options.” Stock options granted under the new plan will provide for the right to purchase our common shares at a specified price, which generally may not be less than 100% of the fair market value of the common shares on the date of grant. Generally, each stock option will become exercisable as to 25% of the total number of optioned shares on each of the first through the fourth anniversaries of the grant date, and each will expire five years after the grant date (rather than up to ten years after the grant date as under the current stock option plan).

Restricted Shares.    Under the new plan, we may grant restricted shares in connection with the performance of services, subject to such conditions and restrictions as may be determined by the Compensation Subcommittee. The restricted shares will be subject to forfeiture if the specified conditions or restrictions are not met. In general, restricted shares may not be sold or otherwise transferred or hypothecated until all restrictions are removed or expire. Holders of restricted shares will have voting rights and will receive dividends before the restrictions lapse. Restricted shares generally will vest 25% after three years, an additional 25% after four years, and the remainder after five years for senior management, and 100% after three years for key management and other employees.

Payment of Option Exercise Price

The exercise price for all stock options may be paid in full in cash at the time of exercise or, if permitted by the Compensation Subcommittee in its discretion:

•	by delivery of common shares owned by the participant for at least six months, or the surrender of common shares then issuable upon exercise of the option, in each case having a fair market value on the date of exercise equal to the aggregate exercise price of the exercised option;

•	by an irrevocable instruction to a broker to exercise the option and deliver to us sale or loan proceeds to pay for all of the common shares acquired by exercising the stock options and any tax withholding obligations resulting from the exercise; or

•	by any combination of the foregoing.

Amendment, Suspension, or Termination

The Compensation Subcommittee may amend, suspend, or terminate the new equity award plan at any time; however, we must obtain shareholder approval in order to increase the number of common shares subject to the plan or the maximum number of common shares which may be awarded to any individual during any fiscal year, except for any increase or other change due to share dividends, split-ups, consolidations, recapitalizations, reorganizations, or like events. Amendments of the plan will not affect a participant’s rights under an award previously granted unless the participant consents or the award itself otherwise expressly so provides.

We may not grant awards under the new equity award plan after May 1, 2014. The Compensation Subcommittee may terminate the new equity award plan at any time before that date with respect to the shares that are not then subject to awards. Termination of the new equity award plan will not affect the rights and obligations of any participant with respect to awards granted before termination.

Terms of Awards

The dates on which stock options under the new equity award plan first become exercisable and on which they expire will be set forth in individual award notices and option agreements setting forth the terms of the stock options.

Option agreements generally will provide that stock options and other awards expire upon termination of the participant’s employment, although the Compensation Subcommittee may provide that stock options continue to be exercisable following a termination, or because of the grantee’s retirement, death, disability, or otherwise. Similarly, restricted shares granted under the new equity award plan which have not vested generally will be forfeited in the event of the grantee’s termination of employment, although the Compensation Subcommittee may make exceptions.

Performance awards under the new equity award plan generally will terminate if the employee’s employment terminates. However:

•	If the grantee of a performance award dies while still an employee or retires with the consent of our board and then dies, and if his or her performance period has not ended by then, the grantee’s executor or personal representative may elect to receive a payout before the performance period ends. If that election is made, the holder of the performance award would receive a grant of 35% of the maximum number of shares specified in the performance award if his or her employment terminated during the first half of the performance period, or a grant of 50% of the maximum number if the grantee’s employment terminated during the second half of the performance period.

•	In all other circumstances, a performance award held by an employee whose employment terminates due to death, disability, or retirement with our consent remains in effect in accordance with its original terms.

In the case of certain events stated in the new equity award plan, such as merger, consolidation, liquidation, dissolution, or sale of all or substantially all of our assets, the Compensation Subcommittee in its sole discretion may take certain actions with respect to awards, including acceleration of the exercisability of stock options, the vesting and lapse of restrictions on restricted shares, the payout of performance awards, the purchase of outstanding awards, the substitution, assumption, or replacement of any awards, and other similar adjustments to facilitate any such transactions. The Compensation Subcommittee may also provide that all awards will terminate following such events.

In consideration of the granting of an option or restricted shares, the participant must agree in the written agreement embodying the award to remain in the employ of La-Z-Boy or a subsidiary for at least one year (or a shorter period approved by the Compensation Subcommittee). No award under the new equity award plan may be assigned or transferred by the participant, except by will or the laws of intestate succession, or, with the consent of the Compensation Subcommittee, pursuant to a domestic relations order or to certain family members or trusts.

Miscellaneous Provisions

In the event that our outstanding common shares are changed into or exchanged for a different number or kind of shares of capital stock or other securities of La-Z-Boy by reason of merger, reorganization, consolidation, recapitalization, reclassification, share split, reverse share split, share dividend, combination of shares, or otherwise, the number and kind of shares covered by the new equity award plan, the maximum number of shares that may be granted during any fiscal year, the number and kind of shares covered by, and the exercise or purchase price of, each outstanding option and other award, and other limitations on shares applicable under the new equity award plan, will be proportionately adjusted.

Certain Federal Income Tax Consequences

The federal income tax consequences of the new equity award plan under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the new equity award plan and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Internal Revenue Code Section 162(m), as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state, and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality.

Performance Awards.    A participant who has been granted a performance award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, the participant will have ordinary income in the amount of the fair market value of the shares received, and we will be entitled to a corresponding deduction.

Stock Options.    For federal income tax purposes, the recipient of stock options granted under the new equity award plan will not recognize taxable income upon the grant of the option, nor will we then be entitled to any deduction. Generally, upon exercise of stock options, at the time of transfer of the shares, the participant will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the fair market value of the shares at the date of transfer, less the option exercise price.

Restricted Shares.    A participant to whom we issue restricted shares generally will not recognize taxable income upon issuance of the restricted shares, and we generally will not then be entitled to a deduction, unless the participant makes an election under Section 83(b) of the Internal Revenue Code. However, when restrictions on restricted shares lapse, such that the shares are no longer subject to a substantial risk of forfeiture or are transferable, the participant generally will recognize ordinary income, and we generally will be entitled to a deduction, in an amount equal to the fair market value of the shares at the date the restrictions lapse. If a timely election is made under Section 83(b), the participant generally will recognize ordinary income on the date of issuance of the restricted stock equal to the fair market value of the shares at that date, and we will be entitled to a deduction in the same amount.

Section 162(m).    Under Internal Revenue Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, option exercises, and nonqualified benefits) for certain executive officers exceeds $1 million in any one taxable year. However, under Internal Revenue Code Section 162(m), the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated in the Internal Revenue Code and related regulations. The new equity award plan has been structured with the intent that options and performance awards granted under the new equity award plan may meet the requirements for “performance-based” compensation under Section 162(m). To the extent granted at a fair market value exercise price, options granted under the new equity award plan are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code. Performance awards granted under the new equity award plan will qualify as “performance-based” under Section 162(m) if the awards vest based solely on the performance criteria described above and the other requirements for qualification as “performance-based” compensation are met.

Principal Differences Between New Equity Award Plan and Existing Plans to Be Replaced

If approved by shareholders, the new equity award plan will replace our existing performance-based plan, option plan, and restricted share plan for employees for purposes of future grants of performance awards, stock options, and restricted shares to employees. The following discussion summarizes the principal differences between the new equity award plan and the existing plans it will replace.

General Differences:

•	Since the number of shares available for future grants and awards under the new equity award plan will be less than the total available under the three existing plans it will replace, approval of the new plan will reduce potential dilution to existing shareholders. As described above, the number of shares available for future grants will be reduced from about 6 million to 5 million.

•	Under our existing plans, the Compensation Subcommittee has discretion to determine the amounts of performance awards, stock options, and restricted share options to be granted to each employee, although the total numbers of shares available for each of the three types of awards are fixed by the three existing plans. While not required under the plans, it has been our practice to grant performance awards (but not restricted share options) to our most senior management, including our executive officers, and to grant restricted share options (but not performance awards) to other key management employees. The new equity award plan requires that, if we grant any awards to key or senior management employees (except for the one-time transition performance awards discussed below), we grant all three types to each participant and that the awards be apportioned among the three types as follows:

•	For senior management (our executive officers and other management employees selected by the Compensation Subcommittee): 50% of the value of their total awards as performance awards, 25% as stock options, and 25% as restricted share awards; and

•	For other key management (employees other than senior management selected by the Subcommittee in consultation with our CEO): 33% of the value of their total awards as performance awards, 34% as stock options, and 33% as restricted share awards.

For purposes of applying these percentages, values will be determined using established principles of stock compensation valuation.

With some limitations, if there is a change in control of La-Z-Boy, a merger of La-Z-Boy with another company, any unusual or nonrecurring transaction or event affecting us, any of our affiliates or our financial statements, or a change in applicable laws, regulations, or accounting principles, the new equity award plan authorizes the

Compensation Subcommittee, in its discretion and on whatever terms as it deems appropriate, to take various actions it deems appropriate to prevent dilution or enlargement of benefits, to facilitate the transaction or event, or to give effect to the change in laws, regulations or principles, including repurchasing the awards, canceling or modifying them, accelerating the vesting of benefits, or arranging for them to be assumed by a successor. For the most part, our existing plans do not provide this flexibility.

•	In general, the new equity award plan will provide us with greater flexibility by permitting the Compensation Subcommittee to determine the terms of future grants and awards. Under our existing plans, many of the corresponding terms are fixed in the plan documents and cannot be changed.

Performance Awards:

•	Awards under the existing plan may be in the form of outright grants of common shares or, if an award is reduced due to failure to meet subordinate goals, in the form of 30-day options to purchase shares. All performance awards under the new plan will be payable by outright grants of shares, subject to the achievement of specified performance criteria.

•	The existing plan specifies three-year performance cycles over which achievement of performance goals (and any subordinate goals) is to be measured. The new plan also specifies three-year performance periods as the general rule, but it also permits one-time grants of performance awards for a one-year performance period ending at the end of fiscal 2005 and for a two-year performance period ending at the end of fiscal 2006.

•	The existing plan requires the Subcommittee to establish one uniform, objective performance goal for all participants for a given performance cycle that must be met in order for there to be any payout on the award and permits it to establish subordinate goals that, if not met, will reduce the amount payable on the award. The new plan also requires that performance criteria be uniform for all employees, but it gives the Subcommittee flexibility to establish such performance criteria as it sees fit.

•	Under the current plan, if the grantee of a target award dies while still an employee or retires with the consent of our board and then dies, and if his or her performance cycle has not ended by then, the grantee’s executor or personal representative may elect to receive a payout before the cycle ends. If that election is made, the holder of the target award would receive a payout of either an option on half the maximum number of shares specified in the grantee’s target award at a per share exercise price of 25% of a share’s fair market value at the date of grant of the target award if the grantee’s employment terminated during the first half of the performance cycle, or an outright grant of the same number of shares if the grantee’s employment terminated during the second half of the performance cycle. The new equity award plan contains a similar provision, except that if the election is made, the holder of the performance award would receive an outright grant of 35% of the maximum number of shares specified in the performance award if the grantee’s employment terminated during the first half of the performance period, or an outright grant of 50% of the maximum number if the grantee’s employment terminated during the second half of the performance period. Under both plans, in all circumstances other than those described above, a target award or performance award held by an employee whose employment terminates due to death, disability, or retirement with our consent remains in effect in accordance with its original terms.

Stock Options:

•	Under our existing option plan, we may grant options that qualify as “incentive stock options” (sometimes referred to as “ISOs”) under the Internal Revenue Code. Incentive stock options can provide certain tax advantages to recipients but do not result in any tax deduction for the company that issues them. Under the existing plan, we can also grant so-called “non-qualified” stock options (i.e., options that are not incentive stock options for tax purposes). The new equity award plan only provides for non-qualified options and will not permit us to grant ISOs.

•	The maximum term of stock options granted under our existing plan is ten years. The new plan fixes the term of stock options at five years. Under both plans, the minimum exercise price is 100% of the fair market value of our shares as of the date the option is granted, except in special circumstances described below.

•	Under our existing option plan, if a grantee ceases to be a La-Z-Boy employee due to retirement (either at age 65, at a younger age with our consent, or pursuant to disability retirement) or death, his or her options become immediately exercisable in full and can be exercised until the third anniversary of the grantee’s employment termination or, if earlier, the expiration date of the option. Under the new equity award plan, the Compensation Subcommittee can determine the extent to which the vesting of options will accelerate and the period for which they will remain exercisable after a termination of employment, either in the original award agreement or after the option is granted.

•	The new plan provides for the granting of stock options (which may have exercise prices lower than the fair market value of our shares at the time of grant) in substitution for outstanding options issued by other companies that we may acquire in the future. Our existing option plan does not provide this flexibility.

Restricted Share Grants to Employees:

•	Our existing restricted share plan for employees provides for the granting of 30-day options to purchase restricted shares for 25% of their fair market value. Under the new equity award plan, we can only make outright grants of restricted shares.

•	The terms of vesting for restricted shares granted under the new plan will be:

•	25% after three years, another 25% after four years, and the remainder after 5 years for executive officers and other senior management employees; and

•	100% after three years for key management and other employees.

Under our existing plan, the restricted period is generally set at three years, and other vesting terms are specified in the plan document.

•	Our existing plan provides that restricted shares will automatically vest if a grantee ceases to be a La-Z-Boy employee due to retirement (either at age 65, at a younger age with our consent, or pursuant disability retirement) or death or if there is a change in control of La-Z-Boy. Under the new plan, the Subcommittee will determine the circumstances in which vesting may be accelerated.

Initial Awards Under New Equity Award Plan, Subject to Shareholder Approval

In anticipation that the new equity award plan may be approved at the upcoming meeting, during the first quarter of this fiscal year, the Compensation Subcommittee granted performance awards and approved stock option and restricted share grants under the new equity award plan. All of these grants are subject to approval of the new plan at the meeting.

Initial Performance Awards

Subject to shareholder approval of the new equity award plan, the Compensation Subcommittee granted performance awards under the new equity award plan for one-, two-, and three-year performance periods that will end at the end of fiscal 2005, 2006, and 2007, respectively. The Compensation Subcommittee granted these performance awards under the new plan in lieu of the target awards it normally would have granted under our existing performance-based plan for a three-year performance cycle ending at the end of fiscal 2007.

The performance awards granted under the new plan for the three-year performance period ending at the end of fiscal 2007 are, in most respects, consistent with past practice under our existing performance-based plan. However, as described below, the awards for the one- and two-year performance periods ending at the end of fiscal 2005 and 2006, respectively, are one-time transition measures designed to deal with specific circumstances. In order to be entitled to potential payouts under the new performance awards for performance periods ending at the end of fiscal 2005 and 2006, participants will be required to surrender their rights, if any, under previously granted target awards for the three-year performance cycles ending at the end of fiscal 2005 and 2006. Target awards for those performance cycles previously granted to employees who have retired with our consent will remain in effect; retirees will not receive any benefits under the newly granted performance awards.

Even if we achieve our fiscal 2005 and 2006 operating plans, it currently appears unlikely that there will be any significant payouts under the previously granted target awards for the three-year performance cycles ending at the end of fiscal 2005 and 2006, due in large part to our fiscal 2004 charges for impairment of goodwill and intangible assets under a new accounting policy we adopted in fiscal 2003. In view of recent changes in the furniture industry, the importance of the next three years (both individually and collectively) in repositioning our company globally, the necessity of focusing employees on achieving our operating plans and our commitment to growing shareholder value, the Subcommittee concluded that it should grant prorated transition performance awards for a one-year performance period ending at the end of fiscal 2005 and a two-year performance period ending at the end of fiscal 2006. These transition performance awards are based on performance goals designed to be consistent with our current business operations and our current philosophy of setting target performance goals at expected levels based on operating plans and current business and industry conditions, as well as other factors.

The Subcommittee established the maximum payouts under the transition performance awards as follows:

•	The maximum number of shares issuable to a participant at a given level of responsibility under each new award for the one-year performance period ending at the end of fiscal 2005 is equal to approximately 35% of the maximum number issuable to a participant at the same level under the existing target award for the three-year performance cycle ending at the end of fiscal 2005 (which a participant must surrender in order to obtain benefits under the new award).

•	The maximum number of shares issuable to a participant at a given level of responsibility under each new award for the two-year performance period ending at the end of fiscal 2006 is equal to approximately 70% of the maximum number issuable to a participant at the same level under the existing target award for the three-year performance cycle ending at the end of fiscal 2006 (which also must be surrendered to obtain benefits under the new award).

We believe it is integral to our success and the creation of shareholder value to implement these transition performance awards (in conjunction with cancellation of target awards for the two outstanding performance cycles as described above) as well as the regular award for the three-year performance period ending at the end of fiscal 2007.

Beginning with the three performance periods discussed above, we will provide performance award opportunities to a greater number of employees. In previous years, we generally granted performance awards only to executive officers and senior executives.

We provide more information about the performance award grants under the new equity award plan below. Due to the nature of the proposed plan, we cannot predict in advance the benefits that any employee ultimately may receive if the proposed plan is approved.

As permitted by the proposed plan, the Compensation Subcommittee established one performance goal for all performance awards for the one-year performance period ending in 2005, one for all performance awards for the two-year performance period ending in 2006, and one for all performance awards for the three-year performance period ending in 2007. For each performance period, that goal relates to earnings per share. Also as permitted by the proposed plan, the Subcommittee also established three uniform subordinate goals with respect to each performance award. Those goals relate to sales growth, operating margin, and cash flow from operations.

The tables that follow report on the performance awards granted to named executives and others under the new plan, subject to shareholder approval of the plan. The numbers reported under the New Performance Awards are estimated based on the current employees’ salary grades, which are subject to change before the awards are issued. The numbers reported in each table under “Maximum” are the numbers of shares that grantees would receive if the performance goal is achieved and all three of the subordinate goals are achieved at the highest level specified by the Subcommittee. The numbers reported under “Target” are the numbers of shares they would receive if the performance goal is achieved and all three of the subordinate goals are achieved at a target level set by the Subcommittee, and the numbers reported under “Threshold” are the numbers of shares they would receive for achievement of the performance goal and meeting a minimum threshold for just one subordinate goal. In each case, the final payout will be determined after the end of the performance period by first determining whether the performance goal was achieved and, if it was, then determining the degree to which each (if any) of the subordinate goals was met. If the performance goal is not achieved, or if that goal is achieved but no subordinate goal is achieved at the minimum threshold level, there will be no payout on the performance award.

In addition, the tables for the performance periods ending at the end of fiscal 2005 and 2006 show the maximum number of shares theoretically issuable under target awards outstanding under our current performance-based plan for the three-year performance cycles ending at the end of fiscal 2005 and 2006, which participants will be required to surrender in order to be entitled to benefits under the new awards. Mr. Kiser, our former CEO, and any other retirees will not receive any new performance awards and will retain their outstanding target awards under our existing performance-based plan.

	Number of Shares
	Maximum Under Original Target Award for Three-Year Performance Cycle Ending in 2005	New Performance Awards for One-Year Performance Period Ending in 2005
Name or Group		Threshold	Target	Maximum
K. Darrow	14,867	1,755	3,505	7,010
G. Kiser	20,000	-0-	-0-	-0-
P. Norton	20,000	1,755	3,505	7,010
R. England	11,089	1,180	2,360	4,720
J. Case	15,650	1,375	2,745	5,490
D. Risley	15,650	1,375	2,745	5,490
Current executive officers, as a group	108,345	8,620	17,220	34,440
Non-executive officer directors, as a group	-0-	-0-	-0-	-0-
Employees other than executive officers, as a group	84,150	18,510	36,885	73,770

	Number of Shares
	Maximum Under Original Target Award for Three-Year Performance Cycle Ending in 2006	New Performance Awards for One-Year Performance Period Ending in 2006
Name or Group		Threshold	Target	Maximum
K. Darrow	18,717	3,485	6,965	13,930
G. Kiser	20,000	-0-	-0-	-0-
P. Norton	20,000	3,485	6,965	13,930
R. England	12,756	2,345	4,685	9,370
J. Case	15,650	2,725	5,450	10,900
D. Risley	15,650	2,725	5,450	10,900
Current executive officers, as a group	115,529	17,110	34,200	68,400
Non-executive officer directors, as a group	-0-	-0-	-0-	-0-
Employees other than executive officers, as a group	88,400	35,835	71,630	143,260

	Number of Shares
	New Performance Award for Three-Year Performance Period Ending in 2007
Name or Group	Threshold	Target	Maximum
K. Darrow	12,350	24,700	49,400
G. Kiser	-0-	-0-	-0-
P. Norton	7,650	15,300	30,600
R. England	3,950	7,900	15,800
J. Case	5,000	10,000	20,000
D. Risley	5,000	10,000	20,000
Current executive officers, as a group	37,900	75,800	151,600
Non-executive officer directors, as a group	-0-	-0-	-0-
Employees other than executive officers, as a group	74,200	148,400	296,800

Stock Options

Subject to shareholder approval of the new equity award plan, the Compensation Subcommittee approved stock options to be granted under the new equity award plan following the annual meeting of shareholders to certain employees in consideration of their employment. Except in special circumstances discussed above, each stock option will become exercisable as to 25% of the total number of optioned shares on each of the first through the fourth anniversaries of the grant date, and each will expire five years after the grant date. The exercise price of each stock option will be 100% of the fair market value of our common stock on the date of grant.

The table below shows the number of shares underlying the options to be granted to the employees and groups specified. The amounts shown are estimated based on current employee salary grades which are subject to change before the options are granted.

Name or Group	Number of Shares Underlying Options
K. Darrow	44,800
G. Kiser	-0-
P. Norton	27,800
R. England	14,400
J. Case	18,200
D. Risley	18,200
Current executive officers, as a group	137,800
Non-executive officer directors, as a group	-0-
Employees other than executive officers, as a group	336,400

Restricted Shares

Subject to shareholder approval of the new equity award plan, the Compensation Subcommittee approved restricted shares to be awarded under the new equity award plan following the annual meeting of shareholders to certain employees. Except in special circumstances discussed above, restrictions on shares awarded to our senior management employees (which include all executive officers) will terminate as to 25% of the shares three years after the date of grant, as to an additional 25% four years after the date of grant, and as to the remaining 50% five years after the date of grant, and restrictions on shares awarded to our other key management employees will terminate as to 100% of the shares three years after the date of grant.

The table below shows the number of restricted shares to be awarded to the employees and groups specified. The amounts shown are estimated based on current employee salary grades which are subject to change before the options are granted.

Name or Group	Number of Restricted Shares
K. Darrow	12,400
G. Kiser	-0-
P. Norton	7,700
R. England	4,000
J. Case	5,000
D. Risley	5,000
Current executive officers, as a group	38,100
Non-executive officer directors, as a group	-0-
Employees other than executive officers, as a group	120,600

Existing Equity Compensation Plans

The table below provides information, as of the end of fiscal 2004, concerning our existing compensation plans under which common shares may be issued.

Equity Compensation Plan Information (see Note 1)

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise prices of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) Note 2 (c)
Equity compensation plans approved by shareholders	2,397,598	$20.51	6,655,138

Note 1:  This table relates only to our shareholder-approved equity plans. We also have an option plan that we adopted without shareholder approval at the time we acquired LADD Furniture, Inc. solely in order to replace options on LADD common shares with options on our common shares. At the end of fiscal 2004, options on 52,649 of our common shares were outstanding under that replacement plan, with a weighted-average exercise price of $19.30 per share. No additional options or other awards may be made under that plan. Except for that plan, the shareholder-approved plans to which this table relates, and broad-based retirement plans intended to meet the requirements of Section 401(a) of the Internal Revenue Code, at the end of fiscal 2004 we had no plans (including individual compensation arrangements) under which any equity securities were authorized for issuance.

Note 2:  The amount reported in this column is the aggregate number of shares available for future issuance under our 1997 Incentive Stock Option Plan (excluding shares reported in column (a)), our 1997 Restricted Share Plan, our Restricted Stock Plan for Non-Employee Directors as amended and restated through August 12, 2003, or our Further Amended and Restated 1993 Performance-Based Stock Plan, all as currently in effect. Both restricted stock plans provide for grants of 30-day options on our common shares. The performance-based plan provides for grants of our common shares or 30-day options on common shares to selected key employees based on achievement of pre-set goals over a performance period (normally of three fiscal years). No options were outstanding under any of these plans except the stock option plan at the end of fiscal 2004. At that time, 3,974,860 shares were available for future issuance under the 1997 incentive stock option plan, 388,315 shares were available for future issuance under the 1997 restricted plan, 233,800 shares were available for future issuance under the non-employee directors restricted plan, and 2,058,163 shares (including shares theoretically issuable under existing target awards for performance cycles that have not been completed) were available for future issuance under the performance-based plan.

This table does not include shares that may be issued under the new equity award plan if it is approved by shareholders at the meeting. If the proposed new equity award plan is approved by shareholders, we will not issue any new options under our existing stock option plan, any additional shares under our 1997 restricted share plan, or any new target awards under our existing performance-based plan. However, we will continue to issue shares under our non-employee directors restricted plan.

Other Matters

Shareholder approval of the proposed plan is not required by Michigan corporate law but is required by the listing standards of the NYSE. In addition, some of the plan’s provisions require shareholder approval under the Section 162(m) regulations. Our board of directors has determined that the proposed plan should be submitted for shareholder approval so as to comply with the NYSE listing standards and the Section 162(m) regulations. Under the applicable NYSE voting rules, the proposal to approve the proposed plan will be carried if a majority of all common shares entitled to vote actually are voted “For” or “Against” the proposal and if a majority of the shares actually voted on the proposal are in favor of the proposal. For these purposes, if an abstention or broker non-vote is registered concerning the proposal with respect to any shares entitled to be voted, those shares will be considered not voted.

If the proposed plan is approved, that approval also will operate to approve the items for setting performance goals and to approve and make effective the performance awards that have been granted subject to approval of the proposed plan. Based on the current Section 162(m) regulations, our board believes that, upon such approval, any payouts on the performance awards granted under the new plan for the periods ending in 2005, 2006, and 2007 will satisfy the requirements for exclusion from Section 162(m)’s deduction limit.

As indicated in the proposed plan, to the extent it proves to be necessary to seek additional shareholder approval in order for any post-performance period payouts on future performance awards to qualify for exclusion from the Section 162(m) deduction limit, that approval will be sought no later than the first shareholder meeting in calendar year 2009. However, as is the case under our current performance-based plan, if the proposed plan’s provisions relating to a participant’s death or other termination of employment or its change-in-control provisions should result in payout under a performance award irrespective of the actual achievement of performance goals for a period, the payout would not be excluded from the Section 162(m) deduction limit under the current regulations. Thus, it is possible that not all performance award payouts will be fully deductible.

The Board of Directors recommends a vote FOR approval of this plan.

If the proposed plan is not so approved, the current plans will remain in effect with respect to the remainder of the previously authorized shares, and none of the awards authorized by the Compensation Subcommittee under the proposed plan will be made.

MISCELLANEOUS

Director Nominations and Shareholder Proposals for Next Annual Meeting

If you would like to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, you should send your recommendation to the Secretary, who will forward it to the Committee. If you would like your recommendation to be considered for director nominations at the annual meeting of shareholders to be held in calendar 2005, you should submit it no later than March 4, 2005. Your recommendation should include a description of your candidate’s qualifications for board service, your candidate’s consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting you and the candidate for more information.

If you would prefer to nominate a director candidate at the meeting yourself, our bylaws require that you notify us of your intention to do so no later than May 12, 2005. Your notice must include your nominee’s name, age, residence and business addresses, and principal occupation, the number of common shares beneficially owned by the nominee, and all other information about the nominee that would be required by SEC rules in a proxy statement soliciting proxies for election of the nominee.

If you would like to submit a proposal for inclusion in our proxy materials for the calendar 2005 annual meeting, you must submit it to us no later than March 4, 2005. Even if a proposal is submitted by that date, we will have the right to omit it if it does not satisfy the requirements for inclusion under SEC Rule 14a-8.

Any shareholder proposal for the calendar 2005 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of SEC Rule 14a-4(c)(1) if it is not submitted to us on or before May 18, 2005. Proxies for that meeting may confer discretionary authority to vote on any untimely proposal without express direction from the shareholders giving the proxies.

Any shareholder proposal or nomination should be sent to our principal offices in Monroe, Michigan, addressed to the attention of the Secretary.

Costs of Proxy Solicitation

We will pay the expense of soliciting proxies pursuant to this proxy statement. That expense is expected to be limited to the cost of preparing and mailing this proxy statement and accompanying documents.

This year you may vote by mail, by telephone or on the Internet. Your vote is important. Even if you plan to attend the meeting, please vote by proxy card, telephone or computer as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS

James P. Klarr, Secretary

Monroe, Michigan
July 2, 2004

We will send you a copy of our Form 10-K Annual Report for the fiscal year ended April 24, 2004 without charge if you send a written request to: Office of the Secretary, La-Z-Boy Incorporated, 1284 North Telegraph Road, Monroe, Michigan 48162. You also can obtain copies of our Form 10-K and the other reports we file with the SEC on our Web site at www.la-z-boy.com or through the SEC’s Web site at www.sec.gov.

Exhibit A

LA-Z-BOY INCORPORATED
AUDIT COMMITTEE CHARTER

Purpose of the Audit Committee

The Audit Committee assists the Board of Directors in its oversight of (a) the integrity and quality of the processes and practices of the company with respect to financial reporting, (b) management of business and financial risk, (c) compliance with significant legal, regulatory and ethical requirements, (d) the qualifications and independence of the independent registered public accounting firm (the “independent auditor”), and (e) the effectiveness of the Company’s independent auditor and internal audit function.

Responsibilities

The Committee is directly responsible for the appointment, termination, compensation and oversight of the Company’s independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Committee. With respect to all other matters, the role of the Audit Committee is one of oversight and as such the Committee relies on the expertise and knowledge of management, internal auditors, the independent auditor and other experts. Management of the Company is responsible for determining that the Company’s financial statements are fairly presented in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing and reporting on the Company’s financial statements. It is not the responsibility of the Committee to plan or conduct audits, to determine the fairness or accuracy of financial statements, to provide assurance of compliance with laws and regulations, or to provide assurance with respect to the adequacy of internal policies, practices, procedures or controls.

Membership

The Committee shall consist of at least three Directors who have no relationship with the Company that might interfere with the exercise of their independent judgment. The Committee members shall satisfy the independence, financial literacy and expertise requirements of the New York Stock Exchange as interpreted by the Board of Directors and any rules adopted by the Securities and Exchange Committee pursuant to Section 10A(m)(3) of the Securities Exchange Act of 1934. The Committee members, including the Chairman, shall be appointed by the Board of Directors.

Authority and Funding

The Committee has the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all Company books, records, facilities and personnel.

The Company will provide appropriate funding for the Committee, as determined by the Committee, in its capacity as a committee of the board of directors, for payment of:

(i)	Compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company;

(ii)	Compensation to any advisers employed by the Committee under the first paragraph of this section; and

(iii)	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Duties

The Committee’s specific duties are set forth in the following table:

Duty	Minimum Frequency
With Respect to the Independent Auditor:
• Select and retain the independent auditor.	Annually
• Pre-approve audit fees charged by the independent auditor.	Annually
• Evaluate the performance, qualifications and independence of the independent auditor, including obtaining and reviewing a report by the independent auditor describing	Annually
a) the firm’s internal quality-control procedures,
b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and

c) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.
• Approve, as appropriate, audit, audit-related and non-audit services proposed to be performed by the independent auditor.	As Needed
• Review the annual audit plan of the independent auditor	Annually
•  Meet in separate executive session with the independent auditor to provide a forum for private comments including discussion of any restrictions on audit scope or access to required information or resources.
Annually
• Establish hiring policies with respect to employees or former employees of the independent auditor.	Annually
With Respect to Accounting and Financial Control Matters:
• Review with financial management and the independent auditor any significant accounting developments including emerging issues.	As Needed
• Review with financial management and the independent auditor the company’s critical accounting policies.	Annually
•  Review with management, the independent auditor and the internal auditor a) the adequacy of the Company’s internal controls and b) significant findings and recommendations of the auditors and management’s responses thereto.
Quarterly
• Review and discuss with the Company’s counsel significant legal and environmental matters.	Quarterly
• Review with financial management and the independent auditor,	Annually
a) the Company’s annual financial results and disclosure, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”
b) the independent auditor’s audit of the financial statements and its report thereon,
c) any significant changes required in the audit plan
d) any serious difficulties or disputes with management encountered during the audit, and resolve any such disputes, and
e) other matters related to the audit which are to be communicated to the Committee under the auditing standards of the Public Company Accounting Oversight Board.

Duty	Minimum Frequency
•  Review with management and the independent auditor, the Company’s interim financial results and disclosure, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing with the Securities and Exchange Commission of the related Form 10-Q and discuss any items required to be communicated by the independent auditor under the auditing standards of the Public Company Accounting Oversight Board.
Quarterly
•  With respect to each periodic filing with the Securities and Exchange Commission review a) management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act, and b) the contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of that Act.
Quarterly
•  Review with management and the independent auditor policies and practices with respect to the preparation and dissemination of earnings press releases, as well as financial information and earnings guidance.
Quarterly
• Discuss the Company’s earnings press releases, as well as financial information and earnings guidance.	As Needed
• Review with management the Company’s compliance with applicable laws and regulations and the results of examinations conducted by regulatory agencies.	Annually
• Meet in executive session with financial management to provide a forum for their private comments.	Quarterly
•  Review procedures, and monitor responses thereto, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or general ethical conduct, and the confidential anonymous submissions by employees of concerns regarding questionable accounting controls or ethical behavior.
Quarterly
• Discuss with management the assessment of major financial business risks and plans, policies and practices for dealing with such risks.	Annually
• Review with management the results of monitoring the Company’s code of conduct.	Annually
With Respect to the Internal Audit Function:
• Review the performance of the head of the Internal Audit department	Annually
• Review the appointment, compensation and replacement of the head of the Internal Audit department.	Annually
• Review the Internal Audit department’s annual audit plan, including any subsequent significant modifications to that plan.	Annually
• Review the Internal Audit department budget and adequacy of staffing.	Annually
• Review and discuss with the head of the Internal Audit department the results of audits conducted and management responses thereto.	Quarterly
•  Meet in executive session with the head of the Internal Audit department to provide a forum for private comments including discussion of any restrictions on audit scope or access to required information or resources
Semi-annually
With Respect to the Audit Committee:
• Meet at least 4 times per year and more frequently if circumstances require.	Quarterly and as needed
• Evaluate the performance of the Audit Committee	Annually

Duty	Minimum Frequency
• Review this charter and recommend any proposed changes to the Board of Directors.	Annually
With Respect to Communications:
• Report to the Board of Directors on significant matters covered at each Audit Committee meeting.	As Needed
• Prepare the report that the Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.	Annually

*****

Exhibit B

LA-Z-BOY INCORPORATED
2004 LONG-TERM EQUITY AWARD PLAN

La-Z-Boy Incorporated, a Michigan corporation (the “Company”), has adopted this 2004 Long-Term Incentive Equity Award Plan (the “Plan”), for the benefit of its eligible employees. The Plan is effective as of May 1, 2004.

The purposes of the Plan are as follows:

(1)	To provide an additional incentive for selected management and other Employees to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2)	To enable the Company to obtain and retain the services of Employees considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.
DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.  “Administrator” shall mean the Committee, unless the Committee has delegated its authority to administer the Plan as provided in Section 9.4, in which events “Administrator” shall refer to such delegated sub-committee.

1.2.  “Award” shall mean an Option, a Restricted Stock award or a Performance Award which may be awarded or granted under the Plan (collectively, “Awards”).

1.3.  “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4.  “Award Limit” shall mean 300,000 shares of Common Stock, as adjusted pursuant to Section 10.3.

1.5.  “Board” shall mean the Board of Directors of the Company.

1.6.  “Change in Control” shall mean the occurrence of any of the following events after the date the Plan is first approved by the Company’s shareholders:

(a)	Any “person” or “group” (as such terms are used with respect to Section 13(d) or 14(d) of the Exchange Act), other than pursuant to a transaction or agreement approved in advance by the Board, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of voting securities representing 25% or more of the combined voting power of all then outstanding voting securities of the Company, or obtains the right to acquire such beneficial ownership (any such person or group an “Acquiring Person”);

(b)	During any period of 24 consecutive calendar months, the individuals who at the beginning of such period constituted the Board, and any new members of the Board whose election by the Board or whose nomination for election by Company shareholders was approved by a vote of at least two-thirds of the members of the Board who either were Board members at the beginning of the period or whose election or nomination to the Board was previously so approved, cease for any reason to constitute at least a majority of the Board members; or

(c)	If, at any time while there is an Acquiring Person, there occurs (x) a merger or consolidation to which the Company is a party, whether or not the Company is the surviving or resulting corporation, (y) a reorganization (including, without limitation, a share exchange) pursuant to which the Company becomes a subsidiary of another entity, or (z) the sale of all or substantially all of the assets of the Company, unless such merger, consolidation, reorganization, or asset sale is approved by a majorityof the Board members who were members of the Board prior to the time the Acquiring Person became such.

1.7.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.8.  “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 9.1.

1.9.  “Common Stock” shall mean the common stock of the Company.

1.10.  “Company” shall mean La-Z-Boy Incorporated, a Michigan corporation.

1.11.  “Corporate Transaction” shall mean:

(a)	The shareholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Corporate Transaction; or

(b)	The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

1.12.  “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.13.  “Effective Date” shall mean May 1, 2004.

1.14.  “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation that is a Subsidiary.

1.15.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.16.  “Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange or the Nasdaq Stock Market on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange or the Nasdaq Stock Market, but is quoted on Nasdaq or a successor quotation system, the average of the closing representative bid and asked prices for the Common Stock on such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

1.17.  “Holder” shall mean a person who has been granted or awarded an Award.

1.18.  “Option” shall mean a stock option granted under Article IV of the Plan. Any Option granted under the Plan shall be a non-qualified stock option and not an incentive stock option within the meaning of Section 422 of the Code.

1.19.  “Performance Award” shall mean an award of Common Stock made under Article VIII of the Plan.

1.20.  “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit:

(a)	net income, (b) pre-tax income, (c) operating income or margin, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) sales or revenue growth, (j) appreciation in the fair market value of Common Stock, and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee with respect to a Performance Award.

1.21.  “Permanent Disability” shall mean the inability of the Holder to perform his usual duties as an employee by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

1.22.  “Plan” shall mean the 2004 Long-Term Equity Award Plan of La-Z-Boy Incorporated, as amended and/or restated from time to time.

1.23.  “Restricted Stock” shall mean Common Stock, subject to restrictions and awarded under Article VII of the Plan.

1.24.  “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.25.  “Section 162(m) Participant” shall mean any management Employee designated by the Administrator as a Senior or Key Management Employee whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. Unless the Administrator shall determine otherwise in regard to particular Employees whose compensation is unlikely to be subject to such limit, all Senior Management and Key Management Employees shall be treated as Section 162(m) Participants.

1.26.  “Securities Act” shall mean the Securities Act of 1933, as amended.

1.27.  “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.28.  “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a Corporate Transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.29.  “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Permanent Disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary and (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided that the following reasons are conclusively presumed to constitute “good cause:” (i) Employee’s conviction of a felony or (ii) Employee’s (A) willful and continued failure to perform the material duties of his position, (B) willful and serious fraud against the Company or any Subsidiary, or (C) material breach of any provision of any agreement with the Company which has had (or is expected to have) a material adverse effect on the business of the Company or any Subsidiary. However, “good cause” shall not include any one or more of the following:

(i)	bad judgment,

(ii)	ordinary negligence, or

(iii)	any act or omission that Employee believed in good faith to have been in (or not opposed to) the interests of the Company (without intent of Employee to gain therefrom, directly or indirectly, a profit to which he was not legally entitled).

ARTICLE II.
SHARES SUBJECT TO PLAN

2.1.  Shares Subject to Plan.

(a)	The shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock. Subject to adjustment as provided in Section 10.3, the aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any other Awards under the Plan shall not exceed five million shares, and the aggregate number of shares that may be issued as Restricted Stock and Performance Awards shall not exceed 3,500,000 shares. The shares of Common Stock issuable upon exercise of such Options or rights or upon any other Awards will be previously authorized but unissued shares.

(b)	The maximum number of shares which may be subject to Awards granted under the Plan to any individual in any fiscal year of the Company shall not exceed the Award Limit. Where a Performance Award is based on performance criteria measured over more than one fiscal year, the entire potential Performance Award shall be included as part of the Award Limit for the first year of the entire performance cycle.

2.2.  Add-back of Options and Other Awards.    If any Option or Performance Award expires or is canceled without having been fully exercised or paid, the number of shares subject to such Option or Performance Award but as to which such Option or Performance Award was not exercised or paid prior to its expiration or cancellation may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 10.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise or payment of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

ARTICLE III.
GRANTING OF AWARDS

3.1.  Award Agreement.    Aggregate Awards for Senior Management Employees and Key Management Employees, as valued by the Administrator in accordance with established principles of stock compensation valuation, shall be allocated among Options, Restricted Stock Awards and Performance Awards in the ratios described below:

(a)	For Senior Management Employees (consisting of the Chief Executive Officer, other executive officers and other management employees as determined by the Administrator): 25% as Options, 25% as Restricted Stock Awards and 50% as Performance Awards.

(b)	For Key Management Employees (as determined by the Administrator in consultation with the Company’s Chief Executive Officer), but excluding Senior Management: 34% as Options, 33% as Restricted Stock Awards and 33% as Performance Awards.

(c)	Notwithstanding (a) and (b), one-year and two-year Performance Awards made on or before September 1, 2004, pursuant to Section 8.3(a) of the Plan shall be excluded in the determination of such ratio of values.

Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

3.2.  Provisions Applicable to Section 162(m) Participants.

(a)	The Administrator, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b)	Notwithstanding anything in the Plan to the contrary, the Administrator may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any Performance Award described in Article VIII that becomes payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(c)	To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (i) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (ii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iii) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Administrator shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Administrator shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d)	Furthermore, notwithstanding any other provision of the Plan or any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3  Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4.  Consideration.    In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted.

3.5.  At-Will Employment.    Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

3.6.  Prohibition on Repricing.    The Administrator shall not, without prior approval by the Company’s shareholders, reprice, replace or regrant through cancellation or lowering of the Option exercise price any awards issued under the Plan.

ARTICLE IV.
GRANTING OF OPTIONS TO EMPLOYEES

4.1.  Eligibility.    Any Senior Management Employee or Key Management Employee selected by the Administrator shall be eligible for grant of an Option to purchase a number of shares of Common Stock determined by the Administrator, subject to the Award Limit.

4.2.  Granting of Options to Employees.

(a)	The Administrator shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i)	Determine which Senior Management and Key Management Employees (including but not limited to Employees who have previously received Awards under the Plan) shall be granted Options;

(ii)	Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees;

(iii)	Determine whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv)	Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b)	Upon the selection of an Employee to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

4.3.  Options in Lieu of Cash Compensation.    Options may be granted under the Plan to Employees in lieu of cash bonuses which would otherwise be payable to such Employees, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE V.
TERMS OF OPTIONS

5.1.  Option Price.    The price per share of the shares subject to each Option granted to Employees shall be set by the Administrator; provided, however, that such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

5.2.  Option Term.    The term of an Option granted to an Employee shall be five years from the date the Option is granted. The Administrator may extend the term of any outstanding Option in connection with any Termination of Employment of the Holder, or amend any other term or condition of such Option relating to such a termination.

5.3.  Option Vesting.

(a)	An Option granted to an Employee shall vest in the Holder as follows:

25% of the shares subject to an Option shall become vested on each of the first four anniversaries of the grant date. (Thus, for example, if an option to purchase 400 shares is granted as of May 1, 2004, the Holder shall be entitled to exercise as to 100 shares on May 1, 2005; an additional 100 shares on May 1, 2006; an additional 100 shares on May 1, 2007; and the final 100 shares on May 1, 2008.) Rights that do not vest shall be forfeited.

At any time after grant of an Option, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee vests.

(b)	No portion of an Option granted to an Employee which is unexercisable at Termination of Employment shall thereafter become exercisable, except as may be otherwise provided by the

Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

5.4.  Substitute Awards.    Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

(a)	The aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

(b)	The aggregate exercise price thereof does not exceed the excess of:

(c)	The aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

(d)	The aggregate exercise price of such shares.

ARTICLE VI.
EXERCISE OF OPTIONS

6.1.  Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2.  Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(a)	A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)	Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)	In the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d)	Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (iv) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii).

6.3.  Conditions to Issuance of Stock Certificates.    The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)	The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)	The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)	The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)	The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e)	The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

The Company may enter into a contract with an independent administrative services provider to perform recordkeeping, custodial and other administrative services with respect to the Plan and shares issued under the Plan. Additional or different conditions than those enumerated in (a) through (e) above may be imposed as a result of that contract, and such conditions are incorporated by reference in the Plan.

6.4.  Rights as Shareholders.    Holders shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5.  Ownership and Transfer Restrictions.    The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares.

6.6.  Additional Limitations on Exercise of Options.    Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.
AWARD OF RESTRICTED STOCK

7.1.  Eligibility.    Any Senior Management Employee or Key Management Employee selected by the Administrator shall be eligible for grant of a number of shares of Restricted Stock determined by the Administrator, subject to the Award Limit. Also, up to 30,000 shares of Restricted Stock may be awarded in each fiscal year of the Company to such other Employee(s) as the Company’s Chief Executive Officer determines.

7.2.  Award of Restricted Stock.

(a)	The Administrator may from time to time, in its absolute discretion:

(i)	Determine which Senior Management and Key Management Employees (including but not limited to Employees who have previously received Awards under the Plan) shall be granted Restricted Stock;

(ii)	Determine the terms and conditions applicable to such Restricted Stock, consistent with the Plan; provided that rights to Restricted Stock shall vest as follows:

•	For Senior Management Employees 25% shall vest on the third anniversary of the Restricted Stock Award date; an additional 25% shall vest on the fourth anniversary of the Restricted Stock Award date and an additional 50% shall vest on the fifth anniversary of the Restricted Stock Award date.

•	For Key Management Employees 100% shall vest on the third anniversary of the Restricted Stock Award date.

Rights that do not vest shall be forfeited.

(b)	Upon the selection of a Senior or Key Management Employee to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(c)	The Company’s Chief Executive Officer may from time to time, in his/her absolute discretion:

(i)	Determine which other Employees shall be granted shares of Restricted Stock;

(ii)	Determine the terms and conditions applicable to such Restricted Stock, consistent with the Plan; provided that rights to Restricted Stock issued to other Employees shall become 100% vested on the third anniversary of the Restricted Stock Award date. Rights that do not vest shall be forfeited.

(d)	Upon the selection of an Employee to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3.  Rights as Shareholders.    Subject to Section 7.4, upon delivery of the shares of Restricted Stock (other than restricted stock units) to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to vote and receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4.  Restrictions.    All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants and intended to be “performance-based” compensation under Section 162(m) of the Code, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment with the Company; provided, however, that the Administrator in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment without good cause or following any Change in Control of the Company or because of the Holder’s retirement, or otherwise.

7.5.  Repurchase of Restricted Stock.    If consideration was paid by the Holder upon issuance, the Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death, Permanent Disability or retirement; provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment without cause or following any Change in Control of the Company or because of the Holder’s retirement, or otherwise.

7.6.  Escrow.    The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock and shall credit such stock to a separate restricted account until all of the restrictions imposed under the Award Agreement with respect to such shares expire or shall have been removed. Additionally, the Company may enter into a contract with an independent administrative services provider to perform recordkeeping, custodial and other administrative services with respect to the Plan and shares issued under the Plan. Terms and conditions in addition to those enumerated in the Award Agreement may be imposed as a result of that contract, and such conditions are incorporated by reference in the Plan and in any such Award Agreement.

7.7.  Legend.    In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing shares of Restricted Stock, or shall appropriately mark any account to which shares of Restricted Stock are credited, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8.  Section 83(b) Election.    If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service, together with any tax withholding required by the Company under Section 10.5.

ARTICLE VIII.
PERFORMANCE AWARDS

8.1.  Any Senior Management Employee or Key Management Employee selected by the Administrator shall be eligible for grant of a Performance Award determined by the Administrator, subject to the Award Limit.

8.2.  Performance Awards.

(a)	Any Senior or Key Management Employee selected by the Administrator may be granted one or more Performance Awards. The number of shares of Common Stock issuable under such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee.

(b)	In making any decisions as to the Employees to whom Performance Awards shall be made and as to the amount of each such award, the Committee shall take into account such factors as the duties and responsibilities of the respective Employees, their present and potential contributions to the success of the Company, and the financial success of the Company during the year. Not later than 90 days after commencement of each fiscal year with respect to which Performance Awards may be made, the Committee shall establish targeted group allocations and targeted financial results, and may establish targeted individual allocations, for that year. Actual Performance Awards for such fiscal year shall be based on the attainment of specified types and combinations of performance measurement criteria, which may differ as to various Employees or classes thereof, and from time to time. Such criteria may include, without limitation, (i) the attainment of certain performance levels by, and measured against objectives of, the Company, the individual Employee, and/or a group of Employees, (ii) net income growth, (iii) increases in operating efficiency, (iv) completion of specified strategic actions, (v) the recommendation of the Chief Executive Officer, and (vi) such other factors as the Committee shall deem important in connection with accomplishing the purposes of the Plan, provided that any relevant decisions shall be made in its own discretion solely by the Committee. However, no Employee or group of Employees shall receive an actual Performance Award greater than the applicable targeted individual allocation (if any) or group allocation for a given year, unless due to extraordinary circumstances the Committee deems it appropriate (in its sole discretion) to make allocations to one or more Employees or groups of Employees in excess of his/their targeted individual award(s).

(c)	The maximum amount of any Performance Award granted to a Participant under this Article VIII during any fiscal year of the Company shall not exceed the Award Limit with respect to any fiscal year of the Company. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria applicable to a Section 162(m) Participant shall be determined on the basis of generally accepted accounting principles.

8.3.  Term.    The term of each Performance Award shall be a period of three successive fiscal years of the Company; provided that —

(a)	Following the Effective Date, on a one-time basis, the Administrator may also grant Performance Awards for one and two year periods (i.e. for the one year period ending April 30, 2005 and for the two year period ending April 29, 2006.

(b)	At any time after the end of the first fiscal quarter within a Performance Award term, but before the beginning of the last fiscal year of such term, the Administrator may grant a Performance Award for the term to any employee hired after the beginning of the term, or any employee who did not previously receive a Performance Award for such term but subsequently was promoted, and whose new responsibilities the Administrator determines to merit such an award.

8.4.  Disposition Upon Termination of Employment.    A Performance Award is payable only while the Holder is an Employee; provided, however, that the Administrator in its sole and absolute discretion may provide for payment of a Performance Award, in whole or in part, following a Termination of Employment without good cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or Permanent Disability, or otherwise. If a Holder should die prior to the end of the term(s) of one or more Performance Awards in circumstances where the Administrator provides for payment of such Performance Award(s), then (in lieu of payment at the end of the Performance Award term(s)), subject to approval of the Administrator, the personal representative of the Holder’s estate may request payment of 35% of the maximum Performance Award if the Holder’s last day of active employment occurred during the first half of the term or 50% of the maximum Performance Award if the Holder’s last day of active employment occurred during the second half of the term.

ARTICLE IX.
ADMINISTRATION

9.1.  Compensation Committee.    The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code.

9.2.  Duties and Powers of the Administrator.    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder.

9.3.  Professional Assistance; Good Faith Actions.    All expenses and liabilities which members of the Administrator incur in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and the Company’s officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Administrator or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Administrator and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

9.4.  Delegation of Authority to Grant Awards.    The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan and administer the Plan as to such Awards to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 9.4 shall serve in such capacity at the pleasure of the Committee.

ARTICLE X.
MISCELLANEOUS PROVISIONS

10.1.  Transferability of Awards.

(a)	Except as provided in Section 10.1(b):

(i)	No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(ii)	No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(iii)	During the lifetime of the Holder, only he or she may exercise an Option (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)	Notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions:

(i)	an Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution;

(ii)	an Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Option as applicable to the original Holder (other than the ability to further transfer the Option); and

(iii)	the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer.

For purposes of this Section 10.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Options.

10.2.  Amendment, Suspension or Termination of the Plan.    Except as otherwise provided in this Section 10.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s shareholders given within 12 months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event after May 1, 2014.

10.3.  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)	Subject to Section 10.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i)	The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit);

(ii)	The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii)	The grant or exercise price with respect to any Award.

(b)	Subject to Section 10.3(c) and 10.3(e), in the event of any transaction or event described in Section 10.3(a), any Change in Control, any Corporate Transaction or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)	To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)	To provide that the Award cannot vest, be exercised or become payable after such event;

(iii)	To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or 5.4 or the provisions of such Award;

(iv)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v)	To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

(vi)	To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock may be terminated, and some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c)	Notwithstanding any other provision of the Plan, in the event of a Corporate Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the optionee shall have the right to exercise the Option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the optioned that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this Section 10.3(c), the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each share of optioned stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of optioned stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d)	Subject to Sections 10.3(e), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e)	With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded up to the next whole number.

(f)	The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.4.  Approval of Plan by Shareholders.    The Plan will be submitted for the approval of the Company’s shareholders within four months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such shareholder approval, provided that such Awards shall not be exercisable or payable, nor shall such Awards vest, prior to the time when the Plan is approved by the shareholders, and provided further that if such approval has not been obtained at the end of said four-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the Company’s shareholders previously approved the Performance Criteria.

10.5.  Tax Withholding.    The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award or in consequence of Holder’s making a Section 83(b) election pursuant to Section 7.8. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

10.6.  Forfeiture Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment for cause.

10.7.  Right of Recapture.    If at any time within one year after the date on which an Employee exercises an Option, or on which Restricted Stock vests or on which Common Stock was issued to an Employee pursuant to a Performance Award (each of which events shall be a “realization event”), the Committee should determine in its discretion that the Company has been materially harmed by the Employee, whether such harm (a) results in the Employee’s termination or deemed termination of employment for cause or (b) results from any activity of the Employee determined by the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Employee from the realization event shall be paid by the Employee to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Company Stock. The Company shall have the right, to the maximum extent permitted by law, to offset such gain against any amounts otherwise owed to the Employee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

10.8.  Effect of Plan Upon Options and Compensation Plans.

(a)	After adoption of the Plan by the Company’s shareholders, no new grants or awards shall be made under the Company’s 1997 Restricted Share Plan, its 1997 Incentive Stock Option Plan, or its Further

Amended and Restated 1993 Performance-Based Stock Plan. However, options, restricted stock, and performance-based target awards granted under those plans before the Plan is approved by the Company’s shareholders shall remain in effect in accordance with their terms unless otherwise agreed between the Company and the holder of the option, restricted stock, or performance-based target award.

(b)	Except as provided in Section 10.8(a), the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

10.9.  Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.10.  Titles.     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

10.11.  Separability of Provisions.    If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

10.12.  Governing Law.    The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Michigan without regard to conflicts of laws thereof.

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of La-Z-Boy Incorporated on ________________________ , 2004.

I hereby certify that the foregoing Plan was approved by the shareholders of La-Z-Boy Incorporated on ________________________ , 2004.

Executed on this ________ , day of ________________________ , 2004.

Title:

PROXY VOTING INSTRUCTIONS
LA-Z-BOY INCORPORATED 1284 NORTH TELEGRAPH ROAD MONROE, MI 48162-3390

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to La-Z-Boy Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Please mark, sign, date and return the proxy card using the enclosed envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LZBOY1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LA-Z-BOY INCORPORATED

Vote on Directors			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

1.	ELECTION OF DIRECTORS
Nominees:	01) David K. Hehl 02) Rocque E. Lipford 03) Mel R. Martinez 04) Jack L. Thompson		0	0	0

Vote on Proposals							For	Against	Abstain

2.		Ratification of selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.					0	0	0

3.		Approval of Long-Term Equity Award Plan.					0	0	0

4.		In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE:

When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		0	0

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

PROXY
ANNUAL MEETING OF SHAREHOLDERS OF LA-Z-BOY INCORPORATED August 10, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Kurt L. Darrow and Patrick H. Norton, and both of them Proxies with power of substitution to attend the Annual Meeting of Shareholders of La-Z-Boy Incorporated to be held at the La-Z-Boy Incorporated Auditorium, 1284 North Telegraph Road, Monroe, Michigan, August 10, 2004 at 11:00 o’clock A.M., Eastern Daylight Time, and any adjournment thereof, and thereat to vote all shares now or hereafter standing in the name of the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

(Continued and TO BE SIGNED on other side)